Term Sheet Supplement
(For use with Prospectus dated April 20, 2007)
Credit Suisse First Boston Mortgage Securities Corp.
Depositor

DLJ Mortgage Capital, Inc.
Sponsor and Seller

CSMC Asset-Backed Pass-Through Certificates

(Issuable in Series)

You should carefully review the information in “Risk Factors” on page S-5 in this term sheet supplement.

A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.
The trust will issue:
•	One or more classes of senior certificates, including one or more classes of residual certificates.
•	One or more classes of subordinate certificates, which provide credit enhancement for the senior certificates and each class of subordinate certificates, if any, with a higher payment priority.

The certificates:

•
Represent ownership interests in a trust, whose assets will generally be a pool of fixed-rate and adjustable-rate, first and second lien residential mortgage loans that were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.  The mortgage loans will be segregated into one or more groups, each of which consists of fixed-rate and adjustable-rate, first and second lien mortgage loans.

•
Represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the servicers, the modification oversight agent, any special collections servicer, any special servicer, the sponsor, the seller, the trustee or any of their affiliates or any other entity.

Risks:

•	The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the related mortgage loans which may vary over time.

•
Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related certificates, and the investors in the subordinate certificates in particular.

Principal and interest on the certificates entitled to receive such amounts will be payable monthly.  Credit enhancement for all of the classes of offered certificates will be provided by overcollateralization, the use of excess interest to create or maintain overcollateralization, subordination and a swap agreement provided by Credit Suisse International.

Credit Suisse Securities (USA) LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor.  The depositor will pay the expenses related to the issuance of the certificates from these proceeds.  The underwriter will sell the offered certificates it purchases from time to time in negotiated transactions at varying prices determined at the time of sale.

The trust will make multiple REMIC elections for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this term sheet supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Residual Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on the related closing date.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES WITH A FILE NUMBER OF 333-135481.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV.  ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

Credit Suisse
Underwriter

Important Notice about information presented in this term sheet supplement and the accompanying term sheet

You should rely only on the information contained in this document.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this term sheet supplement is accurate as of any date other than the date on the front of this document.

Credit Suisse First Boston Mortgage Securities Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-140945.  Before you invest, you should read the prospectus in that registration statement and other documents Credit Suisse First Boston Mortgage Securities Corp. has filed with the SEC for more complete information about Credit Suisse First Boston Mortgage Securities Corp. and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Credit Suisse First Boston Mortgage Securities Corp., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this term sheet supplement relates.  This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this term sheet supplement is preliminary, and may be superseded by an additional term sheet supplement provided to you prior to the time you enter into a contract of sale.  This preliminary term sheet supplement is being delivered to you solely to provide you with information about the offering of the securities referred to in this preliminary term sheet supplement.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this term sheet supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

TABLE OF CONTENTS

RISK FACTORS
FORWARD LOOKING STATEMENTS
THE MORTGAGE POOL
General
Prefunding and Conveyance of Subsequent Mortgage Loans
The Index
Assignment of the Mortgage Loans
Representations and Warranties Regarding the Mortgage Loans
ORIGINATORS
Originators
General
STATIC POOL INFORMATION
AFFILIATES AND RELATED TRANSACTIONS
THE SPONSOR
THE DEPOSITOR
THE ISSUING ENTITY
THE SWAP COUNTERPARTY
THE CUSTODIANS
SERVICING OF THE MORTGAGE LOANS
Select Portfolio Servicing, Inc., as Servicer
Ocwen Loan Servicing, LLC, as Servicer
Advances from the Servicers
Appointment of Special Servicer; Specially Serviced Loans
The Credit Risk Manager
FEES AND EXPENSES OF THE TRUST
Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans
DESCRIPTION OF THE CERTIFICATES
General
Book Entry Registration
Determination of LIBOR
Accounts
Flow of Funds
Glossary of Terms
Distributions of Interest
The Swap Agreement
Distributions of Principal
Credit Enhancement
Optional Termination
The Trustee
Reports to Certificateholders
Restrictions on Transfer of the Residual Certificates
YIELD AND PREPAYMENT CONSIDERATIONS
General
Principal Prepayments and Compensating Interest
Mandatory Prepayment
Overcollateralization
Subordination
The Pass-Through Rates
Weighted Average Life
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Tax Treatment of the Regular LIBOR Certificates
Taxation of the Residual Certificates
ERISA CONSIDERATIONS
LEGAL INVESTMENT CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
ACCOUNTING CONSIDERATIONS
LEGAL PROCEEDINGS
RATINGS

ANNEX I – GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

RISK FACTORS

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement, the accompanying term sheet and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

There are risks relating to mortgage loans secured by second liens
A portion of the initial mortgage loans may be secured by a second lien that is subordinate to the rights of the mortgagee under a first mortgage loan on the related mortgaged property. There are additional risks related to such second lien mortgage loans.  See “Risk Factors—In some instances, the return on your securities may be reduced by losses on the mortgage loans, which are more likely if substantially all are secured only by second liens” in the prospectus.

The yield on your certificates will vary depending on the rate of prepayments; various factors affect the rate of prepayments	Each class of certificates will be particularly sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in the related loan group or groups.

A portion of the initial mortgage loans may impose a penalty for certain early full or partial prepayments of a mortgage loan.  If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during a specified period which generally ranges from a minimum of six months to a maximum of five years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law.  Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

Some of the mortgage loans may be assumable by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of those mortgaged properties.  Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates.

The seller may be required to repurchase mortgage loans from the trust in the event certain breaches of representations and warranties have not been cured.  In addition, any special servicer appointed pursuant to the pooling and servicing agreement may have the option to purchase mortgage loans from the trust that become ninety days or more delinquent.  These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.  See “Risk Factors—The yield to maturity on your securities will depend on various factors, including the rate of prepayments” and “Risk Factors—The rate of prepayments on the mortgage loans will be affected by various factors” in the prospectus for more detail.

Losses on the mortgage loans in one loan group may reduce the yield on the certificates related to the other loan group
Investors in the senior certificates should be aware that because the subordinate certificates may represent interests in multiple loan groups, the class principal balances of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any of the loan groups.  Therefore, the allocation of realized losses on the mortgage loans in one loan group to the subordinate certificates will reduce the subordination provided by the subordinate certificates to the  senior certificates, including such classes of certificates related to the loan group or groups that did not suffer such losses.  See “Description of the Certificates—Credit Enhancement” in the prospectus supplement for more detail.

Increased risk of loss as a result of balloon loans
A portion of the initial mortgage loans may be balloon loans.  There are additional risks related to such balloon loans.  See “Risk Factors—You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults” in the prospectus.

Interest only mortgage loans have a greater degree of risk of default
A portion of the initial mortgage loans and a portion of the subsequent mortgage loans, if any, may not provide for any payments of principal prior to either (i) their first adjustment date or (ii) a fixed number of years after origination.  There are additional risks related to such interest only loans.  See “Risk Factors—Interest only mortgage loans have a greater degree of risk of default” in the prospectus.

Geographic concentration may affect risk of loss on the mortgage loans
A portion of the initial mortgage loans may be secured by mortgaged properties located in California.
Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.  Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.  In addition, there may also be significant concentrations of mortgage loans in other states as described in the related prospectus supplement.  Consequently, losses and prepayments on the mortgage loans in a particular group and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mudslides, fires and floods in these areas.  There are additional risks related to high geographic concentrations of mortgage loans.  See “Risk Factors— You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults” in the prospectus.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on an investment
If subsequent mortgage loans are purchased by the trust, the amount of such subsequent mortgage loans purchased may be less than the amount deposited in the prefunding account in respect of a loan group on the closing date.  In this case, the senior certificates may receive a payment of principal of the amount remaining in the prefunding account on the distribution date occurring at the end of the prefunding period.

Recent Events
The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto.  Any adverse impact as a result of these events would be borne by the holders of the offered certificates.
The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act and comparable state laws, referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. Shortfalls that occur due to application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

Recent Developments Affecting SPS
In the past, SPS entered into consent agreements with certain regulatory agencies, including a Consent Agreement dated November 23, 2003 with the FTC and HUD. In some of these agreements, while not admitting liability, SPS agreed to refund certain amounts to consumers, establish redress funds, refrain from engaging in certain actions or implement certain practices prospectively.
SPS is examined for compliance with state and local laws by numerous regulators. No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future. It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future. Any such change or revisions may have a material impact on the future income from SPS’s operations.
The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this term sheet supplement and the accompanying term sheet consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

THE MORTGAGE POOL

General

Information relating to the mortgage loans to be included in the mortgage pool will be presented in the related term sheet.

The sponsor selected the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics.  In making this selection, the sponsor took into account investor preferences and the sponsor’s objective of obtaining the most favorable combination of ratings on the certificates.

The depositor will acquire the mortgage loans from DLJ Mortgage Capital, Inc. (“DLJMC”) an affiliate of the depositor, pursuant to an assignment and assumption agreement.  The mortgage loans to be acquired by the depositor from DLJMC will have been previously purchased by DLJMC in secondary market transactions from various mortgage loan originators and purchasers.

On the related closing date (or subsequent transfer date, as applicable), the depositor will deposit into the trust a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, generally secured by first and second liens on one- to four-family residential properties with terms to stated maturity of not more than thirty years.  The mortgage loans will consist of fixed-rate and adjustable-rate mortgage loans.

Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

None of the servicers, the modification oversight agent, any special collections servicer or any special servicer will have any servicing obligations with respect to mortgage loans not serviced by it.

Except for any balloon loans, the mortgage loans will provide for the amortization of the amount financed over a series of (i) substantially equal monthly payments, (ii) monthly payments that adjust with changes in a mortgage loan’s mortgage rate and/or at the conclusion of a mortgage loan’s interest only period or (iii) monthly payments that adjust with changes in a mortgage loan’s mortgage rate and, for a ten years following origination, are based upon a forty year amortization term and then adjust based on an amortization term equal to the remaining term of the mortgage loan, which is generally twenty years.  The mortgage loans that are balloon loans will require a disproportionate principal payment at their respective stated maturities.  The balloon loans generally will have terms to maturity either (i) fifteen years, which amortize based on a thirty year term or (ii) thirty years, which amortize based upon a forty year term.

A portion of the mortgage loans (the “Interest Only Mortgage Loans”) may not provide for any payments of principal prior to either (i) their first adjustment date, which generally ranges from six months to five years from origination or (ii) a fixed period of years  after origination.  The terms of the Interest Only Mortgage Loans will require that their principal balances be fully amortized over the related non interest-only remaining term of the mortgage loans.

A portion of the mortgage loans may provide for the payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan.  Certain mortgage loans that require the payment of a prepayment penalty, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment penalty.  The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note.  Generally, such amount is equal to six months’ interest on any amounts prepaid during any twelve-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  Applicable law may impose limitations on the amount of the prepayment penalty or render such prepayment penalty unenforceable.  Any such prepayment premiums will not be available for payment to the offered certificates.  In addition, under certain circumstances described in the applicable pooling and servicing agreement, a servicer may waive a prepayment penalty.  Any prepayment penalties received by a servicer from collections on the mortgage loans will be distributed to the Class P Certificates.

The loan-to-value ratio (the “LTV ratio”) of a first-lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the balance of the mortgage on the mortgaged property, and the denominator of which is (a) in the case of a purchase, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan, or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance.  The LTV ratio of a second-lien mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such senior mortgage loan and the denominator of which is (a) in the case of a purchase, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at the origination of such mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance.  No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sale date.  If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

A portion of the first lien mortgage loans with an LTV ratio at origination of greater than 80% may be covered by a mortgage guaranty insurance policy.  A portion of the mortgage loans may be secured by a second lien on the related mortgaged property.

Generally, substantially all of the adjustable-rate mortgage loans will provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Index, as specified in the mortgage note, and for corresponding adjustments to the monthly payment due thereon, in each case on each adjustment date applicable thereto.  However, the first such adjustment for a portion of the adjustable-rate mortgage loans may occur after an initial fixed rate period.  On each adjustment date for each adjustable-rate mortgage loan, the mortgage rate thereon will be adjusted to equal the sum, rounded generally to the nearest one-eighth of 1.0%, of the index (as described below) and a fixed percentage amount, referred to in this term sheet supplement as a gross margin.  The mortgage rate on each adjustable-rate mortgage loan will not increase or decrease by more than a specified percentage, referred to herein as an initial rate cap, on the first adjustment date for such mortgage loan.  In addition, the mortgage rate will not increase or decrease by more than a specified percentage, referred to herein as a periodic rate cap, on each subsequent adjustment date.  Each mortgage rate on each adjustable-rate mortgage loan will not exceed a specified maximum mortgage rate, referred to as the maximum mortgage rate, over the life of such mortgage loan or be less than a specified minimum mortgage rate, referred to as the minimum mortgage rate, over the life of such mortgage loan.

Effective with the first monthly payment due on each adjustable-rate mortgage loan after each adjustment date, the monthly payment will be adjusted to an amount that (a) will fully amortize the outstanding principal balance of the mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted or (b) will provide for payments of interest for the remainder of its applicable interest-only period at the mortgage rate so adjusted, after which the monthly payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.  None of the adjustable-rate mortgage loans will permit the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

A substantial portion of the mortgage loans will have scheduled monthly payments due on the first day of the month.  The remainder of the mortgage loans will have scheduled monthly payments due on days other than the first day of the month.

For a portion of the mortgage loans, interest may be computed and charged to the borrower based on the number of days elapsed between the date interest was last paid on the mortgage loan through the date on which the borrower’s most current payment was received, and the portions of each scheduled payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged (the “Simple Interest Mortgage Loans”).  Interest will be calculated on all other mortgage loans based on a 360-day year and twelve 30-day months.

No initial mortgage loan will be subject to a buydown agreement.  A portion of the initial mortgage loans may be balloon loans.

The seller will represent in the pooling and servicing agreement that none of the initial mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

A portion of the initial mortgage loans may be at least 30 days delinquent but not more than 59 days delinquent and a portion of the initial mortgage loans may be at least 60 days delinquent but not more than 89 days delinquent.  Generally, none of the initial mortgage loans will be greater than 89 days delinquent.

For purposes of describing the delinquency characteristics of the mortgage loans in this term sheet supplement, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.  For example, a mortgage loan with a payment due on September 1 that remained unpaid as of the close of business on September 30 would then be described as 30 to 59 days delinquent in the description of the mortgage loans contained in this term sheet supplement for October.

Substantially all of the mortgage loans will contain “due-on-sale” clauses.  The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan. See “Maturity and Prepayment Considerations” in the prospectus.

Prefunding and Conveyance of Subsequent Mortgage Loans

On the related closing date, an amount not expected to exceed approximately 10% of the mortgage loans will be deposited into the Prefunding Account, established and maintained by the trustee on behalf of the certificateholders.  A stated portion of the amount deposited therein will be used to purchase additional mortgage loans for each loan group.  Any investment income earned from amounts in the Prefunding Account shall be paid to the depositor, and will not be available for payments on the certificates.  During the period from the closing date until the earliest of (i) the date on which the amount on deposit in the Prefunding Account is reduced to zero, (ii) an event of default occurs under the pooling and servicing agreement or (iii) the business day immediately preceding the third distribution date (the “Prefunding Period”), the depositor is expected to purchase mortgage loans (“Subsequent Mortgage Loans”) from the seller and sell such Subsequent Mortgage Loans to the trust.  The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the Prefunding Account.  Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Prefunding Account in respect of the loan group allocated those Subsequent Mortgage Loans and increase the aggregate Stated Principal Balance of the related loan group.

The characteristics of the mortgage loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.  The custodians of the Subsequent Mortgage Loans will be any of LaSalle Bank National Association, J.P. Morgan Trust Company, N.A. and Wells Fargo Bank, N.A.

The obligation of the trust to purchase Subsequent Mortgage Loans during the Prefunding Period will be  subject to the requirements set forth in the related prospectus supplement.

The Index

Unless specified otherwise in the related term sheet, the index applicable to the determination of the mortgage rates for the adjustable mortgage loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “Six-Month LIBOR Index”) and as most recently available either (1) as of the first business day of a specified period of time prior to such adjustment date, (2) as of the first business day of the month preceding the month of such adjustment date or (3) the last business day of the second month preceding the month in which such adjustment date occurs, as specified in the related mortgage note.

Assignment of the Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date for the initial mortgage loans and on any subsequent transfer date for the subsequent mortgage loans, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the applicable cut-off date.  For additional information pertaining to the transfer of the mortgage loans to the trustee, see “Description of the Certificates—Assignment of the Mortgage Loans” in the prospectus.

Representations and Warranties Regarding the Mortgage Loans

In connection with the sale of the mortgage loans by the depositor to the trust, pursuant to the pooling and servicing agreement, the seller will make as of the closing date representations and warranties relating to the mortgage loans sold by it to the depositor.  These representations and warranties include the following:

•
each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

•	each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

•	none of the mortgage loans are classified as a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under applicable state, federal or local law;

•
no borrower obtained a prepaid single premium credit insurance policy in connection with the origination of a mortgage loan in any loan group in which each of the mortgage loans has an original principal balance that conforms to Fannie Mae and Freddie Mac guidelines; and

•	no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty.

Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the seller.  These mortgage loan representations and warranties will be made by the seller as of the closing date (or subsequent transfer date, as applicable).  In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

•	cure that breach,

•
repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of repurchase, accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the mortgagor to the date of repurchase and any costs and damages actually incurred and paid by or on behalf of the trust in connection with any violation by such mortgage loan of any predatory or abusive lending laws, or

•	substitute a replacement mortgage loan for that mortgage loan.

However, this substitution is permitted only within two years of the closing date and may not be made more than 90 days after the closing date unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC, or result in a prohibited transaction under the Code.  The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective.  The seller is selling the mortgage loans without recourse and will have no obligation for the mortgage loans other than the cure, repurchase or substitution obligations described above.

ORIGINATORS

Originators

The originators for a series will be identified in the related prospectus supplement.

General

Underwriting Standards

The mortgage loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market.  The mortgage loans and were originated generally in accordance with the underwriting criteria described herein.

These underwriting guidelines are a summary of the underwriting guidelines used by originators.  All of the mortgage loans are “conventional mortgage loans” (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration).  The underwriting standards applicable to the mortgage loans typically differ from, and, with respect to a substantial number of mortgage loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types.  To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect relatively higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described herein may be made in the event that compensating factors are demonstrated by a prospective mortgagor.  In general, neither the seller nor the depositor has re-underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor.  As part of the description of the mortgagor’s financial condition, such mortgagor generally will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.  In the case of certain mortgagors with acceptable payment histories, no income will have been required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verifications (if required), a determination will have been made by the original lender that the mortgagor’s monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses).  Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor’s gross income.  The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan.  The originator may also have considered the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced documentation,” “stated income/stated asset” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full” documentation loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs, at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator.  All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator.  The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed.  The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan.  These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt-to-income ratio.  In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.  A substantial portion of the mortgage loans were classified in relatively low (i.e., relatively higher risk) credit categories.  The incidence of delinquency, default and bankruptcy with respect to such mortgage loans is expected to be greater than if such mortgage loans had been classified in relatively higher categories.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to the offering of certificates will be located in the applicable hyperlink at http://www.credit-suisse.CSMC.static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information will include (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.  For purposes of describing delinquency information about each prior securitized pool, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.  For example, a mortgage loan due for August 1 that remained unpaid at the close of business on September 30 would then be considered to be 30 to 59 days delinquent in the October trust and static pool reporting.

The static pool information is not deemed to be a part of this term sheet supplement, the related base prospectus or the registration statement to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund which information relates to periods prior to January 1, 2006.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the applicable issuing entity.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor, the depositor and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.  The Swap Counterparty may be an affiliate of Credit Suisse Holding (USA), Inc.  In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor, the underwriter, the Swap Counterparty or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

THE SPONSOR

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this term sheet supplement as the “sponsor” and the “seller.”  Its executive offices are located at 11 Madison Avenue, New York, NY 10010.  The sponsor is an affiliate of the depositor, the underwriter, Credit Suisse International and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

The following table shows the types of loans, by balance and number of loans, publicly securitized by the sponsor through the depositor and/or its affiliate Credit Suisse First Boston Mortgage Acceptance Corp. for the periods indicated:

	2003		2004		2005		2006		Total
Loan Type	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance	Count	Scheduled Balance
AltA ARM	12,949	3,613,982,397	31,611	7,798,385,125	25,293	6,831,096,734	6,416	2,280,172,993	76,269	20,523,637,248
AltA Fixed	17,402	4,093,249,308	7,117	1,902,965,819	24,087	5,030,498,566	34,740	8,478,462,982	83,346	19,505,176,675
HELOC	-	-	-	-	5,460	313,118,315	3,465	249,988,315	8,925	563,106,631
Neg-Am ARM	-	-	-	-	906	270,882,163	-	-	906	270,882,163
Prime ARM	15,114	5,625,217,619	16,316	5,252,996,734	14,610	5,015,172,488	3,255	1,848,703,933	49,295	17,742,090,774
Prime Fixed	12,261	5,699,018,590	4,752	2,444,016,643	8,991	4,822,306,801	6,113	3,440,119,634	32,117	16,405,461,668
Prime Short Duration ARM	1,573	535,070,678	2,487	772,412,569	1,747	664,251,179	64	36,158,350	5,871	2,007,892,776
Seconds	43,516	1,828,962,573	47,740	2,159,604,999	59,297	2,905,543,192	54,351	2,925,755,953	204,904	9,819,866,716
Subprime	40,443	5,773,420,790	54,761	8,595,781,396	72,966	10,881,936,213	43,884	7,749,759,566	212,054	33,000,897,964
Grand Total	143,258	27,168,921,954	167,926	29,325,790,730	215,037	36,971,561,126	155,901	27,586,972,866	682,122	121,053,246,677

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC.  CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc.  The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.

For more information regarding the Depositor, see “The Depositor” in the prospectus.

THE ISSUING ENTITY

On the closing date, and until the termination of the trust pursuant to the pooling and servicing agreement, the applicable CSMC Asset-Backed Trust (the “issuing entity”) will be a common law trust formed under the laws of the state of New York. The issuing entity will be created under the pooling and servicing agreement by the depositor and its assets will consist of the trust fund. The issuing entity will not have any liabilities as of the applicable closing date. The fiscal year end of the issuing entity will be December 31 of each year.

On or prior to the applicable closing date, the mortgage loans and related assets that support the certificates related to a trust will be sold by the sponsor to the depositor.  On the applicable closing date, the depositor will sell the mortgage loans and related assets to the issuing entity.  In exchange for the mortgage loans and the related assets, the trust will issue the related certificates pursuant to the order of the depositor.

In addition, on the closing date a Supplemental Interest Trust may be created under the pooling and servicing agreement, the assets of which will consist of a Swap Agreement and such assets as from time to time are deposited in the Supplemental Interest Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the state of New York.  Certain assets of the Supplemental Interest Trust may payable under the pooling and servicing agreement to the trust.  See “Description of the Certificates—The Swap Agreement” herein.

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the servicers, the modification oversight agent, any special collections servicer, any special servicer and the custodians will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the related pooling and servicing agreement or the related custodial agreement, as applicable.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically set forth in the pooling and servicing agreement. Under the related pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity, without the amendment of the pooling and servicing agreement.

If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates may not receive all of their expected payments of interest and principal and may suffer a loss.  The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE SWAP COUNTERPARTY

Credit Suisse International may be the Swap Counterparty under the Swap Agreement.

Credit Suisse International (“CSi”) was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International”.  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating by Moody’s Investors Service, Inc. and a long-term rating by Fitch Ratings.

CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

THE CUSTODIANS

The custodians for a series will be either or both of LaSalle Bank National Association and Wells Fargo Bank, N.A. (each, a “custodian”), unless otherwise identified in the term sheet to which this supplement relates.  Each custodian will act pursuant to a custodial agreement, dated as of the cut-off date, between the related custodian and the trustee.  Each custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders. Each custodian will maintain the related mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the related  custodian’s custody but will be kept in shared facilities. However, each custodian’s proprietary document tracking system will show the location within the related custodian’s facilities of each mortgage file and will show that the mortgage loan documents are held by the related custodian on behalf of the trust. Each custodian will review each related mortgage file in accordance with the review criteria specified in the related custodial agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. Additional responsibilities of each custodian are set forth in the related custodial agreement.

SERVICING OF THE MORTGAGE LOANS

The servicers for a series will be identified in the term sheet to which this term sheet supplement relates.  SPS will be the interim servicer of the mortgage loans and Ocwen will be the servicer of the mortgage loans.  For additional information regarding SPS and Ocwen, see “—Select Portfolio Servicing, Inc., as Servicer” and “—Ocwen Loan Servicing, LLC, as Servicer,” respectively, below.

Each servicer will be responsible for servicing the mortgage loans under the terms of the related pooling and servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans it services for itself or others.  No servicer or special servicer will have any servicing obligations with respect to the mortgage loans it does not service.

Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans it services and, to the extent those procedures are consistent with the related pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located.  Under the  related pooling and servicing agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts, into which deposits will be made on a daily basis within two business days of receipt of payments and collections on the mortgage loans serviced by it, net of the related servicing compensation payable to the related servicer.  Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the related pooling and servicing agreement, that are scheduled to mature on or prior to the related servicer remittance date.  No collection account may be commingled with other similar accounts that a servicer maintains.

Under certain circumstances when a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the applicable servicer to be in the best interest of the certificateholders, the applicable servicer may permit certain servicing modifications of the mortgage loan, subject to the limitations set forth in the related pooling and servicing agreement.

In accordance with the provisions of each pooling and servicing agreement, 90 days after a mortgage loan becomes a Liquidated Mortgage Loan, each servicer may transfer the servicing of such Liquidated Mortgage Loan to a special collections servicer as determined in accordance with the pooling and servicing agreement.  The applicable special collections servicer shall pursue Recoveries on such Liquidated Mortgage Loan.  Approximately 30% of all Recoveries received by a special collections servicer will be retained by it as compensation and reimbursement for expenses.  Approximately 70% of all Recoveries collected by a special collections servicer shall be remitted to the collection account within 60 days of receipt by such special collections servicer.  Pursuant to each pooling and servicing agreement, a special collections servicer may be entitled to a different percentage of Recoveries, as compensation and reimbursement for expenses.

Each pooling and servicing agreement prohibits the resignation of a servicer except upon (a) appointment of a successor servicer or special servicer (which may be with respect to all or a portion of the mortgage loans) and receipt by the trustee of a letter from each rating agency that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that its duties thereunder are no longer permitted under applicable law as evidenced by an opinion of counsel.  In connection with the appointment of a successor servicer, the related pooling and servicing agreement may be amended without the consent of the certificateholders, provided the rating agencies confirm the rating of the certificates giving effect to the amendment.

Under each pooling and servicing agreement, a servicer may contract with subservicers to perform some or all of its servicing duties.  Regardless of its servicing arrangement, each servicer will remain liable for its servicing duties and obligations under the applicable pooling and servicing agreement as if that servicer alone were servicing the mortgage loans.

Select Portfolio Servicing, Inc., as Servicer

Select Portfolio Servicing, Inc. (“SPS”) will act as the servicer of certain mortgage loans pursuant to the pooling and servicing agreement.  SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah.  SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994.  SPS began servicing third-party Alt-A mortgage loan portfolios in 2002.  On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc.  On October 4, 2005, Credit Suisse First Boston (USA), Inc., an affiliate of the depositor and the seller, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  An affiliate of the depositor is also a lender under one of SPS’s credit facilities.  SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115.  SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt-A products and “RSS2” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the securities.

SPS has been involved in various legal and regulatory proceedings.  See “Risk Factors - Recent Developments Affecting SPS” in this term sheet supplement.

The size and composition of and changes in SPS’s portfolio of assets of the type included in the current transaction are as follows:

Subprime First Lien Loans
Period	Number of Loans	Unpaid Principal Balance
December 31, 2000	156,503	$11,561,328,549
December 31, 2001	182,166	$12,788,766,133
December 31, 2002	415,178	$36,442,671,225
December 31, 2003	306,508	$27,116,674,323
December 31, 2004	204,682	$16,147,260,850
December 31, 2005	181,972	$17,853,515,524
December 31, 2006	171,062	$19,904,324,503
March 31, 2007	176,291	$21,735,776,229

Junior Lien Loans
Period	Number of Loans	Unpaid Principal Balance
December 31, 2000	17,744	$497,085,065
December 31, 2001	43,768	$1,316,889,156
December 31, 2002	78,046	$2,378,774,293
December 31, 2003	49,962	$1,440,534,831
December 31, 2004	32,357	$863,199,199
December 31, 2005	30,621	$955,521,650
December 31, 2006	60,339	$2,786,632,373

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes.  This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the pooling and servicing agreement as described in the related prospectus supplement.  In fact, the obligations of SPS to service the mortgage loans for certificateholders are governed by the provisions of the pooling and servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary.  In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures.  There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets.  The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers.  This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent.  In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency.  New hires at SPS receive a minimum of four weeks training prior to being placed into customer service positions having any customer contact.  This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives.  SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis.  Funds are typically posted to a payment clearing account on the business day they are received.  SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”.  The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month.  The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies.  This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement.  This evaluation considers the length of the delinquency; time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset.  SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a junior lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained no later than the 120th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property.  If SPS charges off a junior lien loan, resulting in a realized loss to the security holder, SPS will typically continue to service the loan for up to an additional 180 days.  If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency.  The Primary Collections group is responsible for early stage delinquency and is divided into two core groups.  The Stage One collections group is responsible for loans up to 59 days past due (MBA methodology). While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to the Loan Resolution (loss mitigation) department.  Loans that are due for one or two payments as of the end of the previous period are handled jointly by the Stage Two collections group and the Loan Resolution department.  In this group, Stage Two collectors have discretion to establish informal payment agreements of up to three months duration.  Similar to the Stage One team, Stage Two associates also  identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.  Depending upon prior loan performance, a significant population of the loans that are due for one or two payments as of the end of the previous period are worked directly by the Loan Resolution department, having been identified as early loss mitigation candidates

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale.  SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department.  A customer may be referred to the Loan Resolution department at any depth of delinquency; however, after the loan is due for three or more payments as of the end of the previous period it is worked exclusively by the Loan Resolution department.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans that are due for three or more payments as of the end of the previous period.  The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options.  All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations.  Loan Resolution employees are trained to identify potential causes for delinquency.  Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay using a proprietary loss mitigation model developed by SPS.  Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification.  Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department.  SPS has automated portions of this loss mitigation underwriting.  Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset.  Property valuations are generally ordered starting at the 63rd day of the default recovery process of the delinquent loan and then no more frequently than every six (6) months.  The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available.  For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD).  The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship.  In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor.  The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging.  SPS images critical documents for each loan in its portfolio.  Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and in addition SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work.  Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price.  All valuations are reviewed and reconciled by valuation specialists prior to listing the property.  These specialists set the suggested sales price and make recommendations for property repairs.  New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process.  SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed.  These include internal audits performed by SPS’s Servicing Risk Management team (“SRM”).  Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate.  The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services.  SPS has an internal department which manages all document requests from staff and vendors.  The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS outsources certain tasks and business processes related to the following loan servicing functions to companies within the United States:

•	Print and mail services

•	Foreclosure and bankruptcy processing

•	Title processing

•	Tax payments and processing

•	Insurance payments and claims processing

•	Flood zone determination and tracking

In addition, SPS typically outsources certain tasks and business processes related to the following loan servicing functions to an outsourcing company operating in India:

•	Payoff quote preparation

•	Property valuations for property preservation

•	Data integrity on newly boarded loan data

•	Validation of ARM changes

•	Forbearance preparation

•	REO invoice preparation

•	Escrow analysis

•	Junior lien analysis

•	Reconveyance processing

•	Back office research related to customer service

•	MERS loan tracking

•	Bankruptcy pre-discharge audit

•	Credit bureau dispute research

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years.  Some of the key changes include:

•	Extending the new hire training period

•	Introducing a centralized call monitoring program

•	Increasing involvement of mid-senior level managers in the hiring process

•	Implemented new incentive plans based on a true balanced scorecard

•
Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

•	Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system

•	Customizing training programs in support of material business process changes

•	Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS

•	Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales

•	Implementing automated underwriting for loss mitigation with escalated review of any denials

•	Implementing web-based technology for management of timeline processes

•	Implementing web-based imaging technology

Ocwen Loan Servicing, LLC, as Servicer

Ocwen Loan Servicing, LLC (“Ocwen”), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida.  Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company (“OCN”) headquartered in West Palm Beach, Florida.  OCN’s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

As of March 31, 2007, OCN had approximately $1.951 billion in assets, including $163.3 million of cash, approximately $1.379 billion in liabilities and approximately $569.9 million in equity.  For the quarter ended March 31, 2007, OCN’s net income was approximately $12.4 million, as compared to approximately $16.5 million reported for the first quarter of 2006.

Ocwen is rated as a “Strong” residential subprime servicer and residential special servicer by Standard & Poor’s and has an “RPS2” rating as a subprime servicer and an “RSS2” rating as special servicer from Fitch Ratings.  Ocwen is also rated “SQ2-” (“Above Average”) as a primary servicer of subprime loans and “SQ2” (“Above Average”) as a special servicer by Moody’s Investors Service, Inc.  On April 23, 2004, Standard & Poor’s placed its “Strong” residential subprime servicer and residential special servicer ratings assigned to Ocwen on “Credit Watch with negative implications.”  Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

Ocwen, as successor in interest to Ocwen Federal Bank, and OCN are defendants in several potential class action lawsuits challenging Ocwen’s mortgage servicing practices.  To date, no such lawsuit has been certified by any court as a class action.  On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled:  Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604.  Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits.  Ocwen is also subject to various other routine pending litigation in the ordinary course of its business.  While the outcome of litigation is always uncertain, Ocwen’s management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys’ fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen.  The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices.  Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys’ fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive.  Ocwen appealed the decision and will continue to vigorously defend this matter.

On September 13, 2006, a complaint was filed in the United States Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7 Trustee of American Business Financial Services, Inc. and its subsidiaries (collectively, “ABFS”) alleging various improper activities and conduct that have harmed ABFS.  Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations.  Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994.  Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States.  OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India.  Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets.  Ocwen’s servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

As of March 31, 2007, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $55.2 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations.  The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

Ocwen
Subprime Servicing Portfolio
(Dollars in Thousands)

Aggregate Principal Balance as of December 31, 2003	Aggregate Principal Balance as of December 31, 2004	Aggregate Principal Balance as of December 31, 2005	Aggregate Principal Balance as of December 31, 2006	Aggregate Principal Balance as of March 31, 2007

$30,551,242	$28,367,753	$37,424,696	$40,090,377	$42,886,857
Ocwen’s Delinquency and Foreclosure Experience

The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen’s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods.  The indicated periods of delinquency are based on the number of days past due on a contractual basis.  No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.  Ocwen’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool.  The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments.  It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen.  In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool.  Finally, the statistics shown below represent the delinquency experience for Ocwen’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Ocwen
Delinquencies and Foreclosures
(Dollars in Thousands)
	As of December 31, 2004				As of December 31, 2005
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	237,985	$28,367,753	100.00%	100.00%	304,153	$37,424,696	100.00%	100.00%
Period of Delinquency(1)
30-59 days	11,251	$1,127,427	4.73%	3.97%	15,854	$1,678,284	5.21%	4.48%
60-89 days	5,066	$515,826	2.13%	1.82%	7,701	$773,139	2.53%	2.07%
90 days or more	26,459	$2,545,313	11.12%	8.97%	34,669	$3,336,423	11.40%	8.92%
Total Delinquent Loans	42,776	$4,188,566	17.97%	14.77%	58,224	$5,787,845	19.14%	15.47%
Loans in Foreclosure(2)	9,599	$975,961	4.03%	3.44%	9,057	$924,118	2.98%	2.47%

	As of December 31, 2006				As of March 31, 2007
	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	By No. Of Loans	By Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount

Total Portfolio	309,189	$40,090,377	100.00%	100.00%	309,143	$42,886,857	100.00%	100.00%
Period of Delinquency(1)
30-59 days	15,982	$1,976,214	5.17%	4.93%	14,632	$1,983,642	4.73%	4.63%
60-89 days	9,194	$1,155,946	2.97%	2.88%	8,685	$1,213,380	2.81%	2.83%
90 days or more	42,999	$5,029,667	13.91%	12.55%	45,748	$5,816,952	14.80%	13.56%
Total Delinquent Loans	68,175	$8,161,827	22.05%	20.36%	69,065	$9,013,974	22.34%	21.02%
Loans in Foreclosure(2)	13,385	$1,869,113	4.33%	4.66%	13,320	$2,104,118	4.31%	4.91%

(1)	Includes 22,296 loans totaling $2,436,470 for March 31, 2007, which were delinquent at the time of transfer to Ocwen.

(2)	Loans in foreclosure are also included under the heading “Total Delinquent Loans.”

Ocwen
Real Estate Owned
(Dollars in Thousands)

	As of December 31, 2004		As of December 31, 2005		As of December 31, 2006		As of March 31, 2007
	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount	By No. of Loans	By Dollar Amount

Total Portfolio	237,985	$28,367,753	304,153	$37,424,696	309,189	$40,090,377	309,143	$42,886,857
Foreclosed Loans(1)	4,858	$439,890	4,475	$390,412	6,184	$679,960	7,089	$857,460
Foreclosure Ratio(2)	2.04%	1.55%	1.47%	1.04%	2.00%	1.70%	2.29%	2.00%

(1)	For the purpose of these tables, “Foreclosed Loans” means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)
The “Foreclosure Ratio” is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

Ocwen
Loan Gain/(Loss) Experience
(Dollars in Thousands)

	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006	As of March 31, 2007

Total Portfolio(1)	$28,367,753	$37,424,696	$40,090,377	$42,886,857
Net Gains/(Losses)(2)(3)	$(348,145)	$(406,451)	$(443,631)	$(533,477)
Net Gains/(Losses) as a Percentage of Total Portfolio	(1.23)%	(1.09)%	(1.11)%	(1.24)%

(1)	“Total Portfolio” on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)
“Net Gains/(Losses)” are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)	Includes ($157,379) as of March 31, 2007 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

Prior Securitizations

In the past three years, although certain servicing performance tests or triggers have not been satisfied in several residential mortgage backed securities transactions in which Ocwen was serving as servicer, Ocwen has not been terminated as a servicer in any of those transactions, and Ocwen has not been terminated in any other residential mortgage-backed securities transaction due to a servicer default. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

Ocwen’s Policies and Procedures

Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen’s mortgage loan servicing system (“REALServicing”).  Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

Ocwen’s collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property.  Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process.  On a monthly basis, borrowers are mailed their monthly statement in advance of the due date.  All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner.  The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options.  On a monthly basis the delinquency status is determined for each mortgage loan.  A collector then calls the borrower to make payment arrangements.  If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity.  Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow.  If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances.  A more in-depth analysis is conducted to determine if charge-off is appropriate.

If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate.  Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel.  These functions are monitored and reviewed by Ocwen.

Over the past three years, there have been no material changes in Ocwen’s servicing policies and procedures.

Advances from the Servicers

Subject to the limitations described below, and only with respect to the loans serviced by it, each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received from the mortgage loans it services that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on such mortgage loans, net of the related servicing fee, which were due on the previous due date and which were delinquent on the determination date for that distribution date.

In the event that a balloon loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such balloon loan based upon the original amortization schedule for the loan, unless such servicer determines that the advance would not be recoverable.  In no event will a servicer be obligated to advance the balloon payment due on any balloon loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.  Each servicer is obligated to make advances for delinquent payments of principal and/or of interest, as applicable, on each mortgage loan it services to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan.  Subject to the foregoing, each servicer is obligated to make advances through the liquidation of the related mortgaged property.  If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to the related certificateholders on the related distribution date.  Any failure by a servicer to make an advance as required under the applicable pooling and servicing agreement will constitute an event of default under such pooling and servicing agreement subject to a specified grace period.  If a servicer is terminated as a result of the occurrence of an event of default, the trustee, in its capacity as successor servicer, or such other successor servicer will be obligated to make that advance, in accordance with the terms of the applicable pooling and servicing agreement.  For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see “Description of the Certificates—Events of Default” and “—Rights Upon Event of Default” in the prospectus.  The servicers shall not be required to advance shortfalls of principal or interest resulting from the application of the Servicemembers Civil Relief Act or any other similar state and local law (the “Relief Act”).

Appointment of Special Servicer; Specially Serviced Loans

Subject to the conditions set forth in the pooling and servicing agreement, a special servicer may be appointed with regard to any mortgage loan or loans.  Under such circumstances, each servicer shall transfer the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure to such special servicer.  If the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure is transferred to such special servicer, such special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan.  Upon the transfer of the servicing of any such delinquent mortgage loan to a special servicer, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan.

Subject to the conditions set forth in the pooling and servicing agreement, a special servicer may also be appointed to purchase from the trust any mortgage loan that is delinquent 90 days or more if default on such mortgage loan is reasonably foreseeable.  That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances (other than with respect to advances made by such special servicer) and transferring costs.

All references herein to servicer include any special servicer in its capacity as a servicer of any such mortgage loan under the pooling and servicing agreement, unless otherwise indicated.

The Credit Risk Manager

Clayton Fixed Income Services Inc., a Colorado corporation (the “Credit Risk Manager”), will act as the trust’s representative in advising the servicers regarding certain delinquent and defaulted mortgage loans and in monitoring and reporting to the depositor on the performance of such mortgage loans.  The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the servicers in performing its advisory and monitoring functions.

The Credit Risk Manager will be entitled to receive a Credit Risk Manager fee until the termination of the trust or until its removal by a vote of the holders of certificates representing at least 66 2/3% of the aggregate outstanding Class Principal Balance of the certificates.  Such fee will be paid from the trust in accordance with the pooling and servicing agreement.

FEES AND EXPENSES OF THE TRUST

The expense fees (the “Expense Fees”) are payable out of the interest payments on each mortgage loan.  The Expense Fees consist of the servicing fee, excess servicing fee (payable to the Class A-IO-S Certificates), fees payable to the trustee, fees payable to the Credit Risk Manager and any lender paid mortgage insurance premiums and are summarized in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:

Servicers	monthly
A monthly fee paid to each servicer out of interest collections received from the related mortgage loan calculated on the outstanding principal balance of each such mortgage loan at an amount equal to 1/12 of the product of (1) the stated principal balance of such mortgage loan as of the first day of the related due period and (2) the applicable servicing fee rate with respect to such mortgage loan.
All late payment fees, assumption fees and other similar charges (other than prepayment premiums).  All investment earnings on amounts on deposit in the related collection account.
Any Prepayment Interest Excess.

Deducted by each servicer from the related collection account in respect of each mortgage loan serviced by that servicer, before payment of any amounts to certificateholders.
Retained by the applicable servicer.
Deducted by each servicer from the related collection account in respect of each mortgage loan serviced by that servicer, before payment of any amounts to certificateholders.

Trustee	monthly
A monthly fee paid to the trustee out of the Interest Remittance Amount calculated on the outstanding principal balance of each mortgage loan at an amount equal to 1/12 of the product of (1) the stated principal balance of such mortgage loan immediately prior to the related distribution date and (2) the trustee fee rate.
All investment earnings on amounts on deposit in the certificate account.

Paid to the trustee on each distribution date from the Interest Remittance Amount, before payments of interest to certificateholders. Retained by the trustee.
Credit Risk Manager	monthly
A monthly fee paid to the Credit Risk Manager out of the Interest Remittance Amount calculated on the outstanding principal balance of each mortgage loan at an amount equal to 1/12 of the product of (1) the stated principal balance of such mortgage loan immediately prior to the related distribution date and (2) the credit risk manager fee rate.

Paid to the Credit Risk Manager on each distribution date from the Interest Remittance Amount, before payments of interest to certificateholders.
Special Collections Servicer	Upon receipt of Recoveries	Approximately 30% of all Recoveries collected by the special collections servicer, as may be adjusted pursuant to the pooling and servicing agreement.	Retained by the special collections servicer upon receipt.

Each servicer will be obligated to pay some ongoing expenses associated with the trust that it incurs in connection with its responsibilities under the related pooling and servicing agreement.  Certain other expenses of the servicers, the custodians, the trustee and the credit risk manager will be reimbursed before payments are made on the certificates. Reimbursement of indemnification costs and expenses of the trustee will be reimbursed annually up to an amount specified in the related pooling and servicing agreement before payments of interest and principal are made on the certificates.

The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described below under “—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made.

Each servicer will be obligated to remit Compensating Interest to the trust on the related servicer remittance date with respect to each mortgage loan it services.  Compensating Interest is an amount equal to the lesser of:

•
any shortfall for the previous month in interest collections resulting from the timing of voluntary principal prepayments in full on the mortgage loans that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month; and

•
the servicing fee that each servicer is entitled to receive from the trust on the related distribution date, which, for purposes of calculating Compensating Interest, shall equal 0.50% per annum of the aggregate Stated Principal Balance of the mortgage loans (determined as of the related due date) serviced by that servicer, which may be in excess of the servicing fee payable to it.

Any remaining shortfall in interest collections resulting from partial principal prepayments and the timing of principal prepayments in full, to the extent not covered by excess interest collections, may result in a shortfall in interest distributions on the certificates.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under a pooling and servicing agreement.  The certificates consist of certain publicly offered classes of certificates, which are referred to collectively as the offered certificates, and one or more classes of certificates that are not publicly offered.  The trust will issue certain classes of Class A Certificates (the “Class A Certificates”), including the Class A-IO-S Certificates (the “Class A-IO-S Certificates”), certain classes of Class M Certificates (the “Class M Certificates”), certain classes of Class B Certificates (the “Class B Certificates”), the Class X Certificates, the Class P Certificates and certain classes of Class R Certificates (which are also referred to as the “Residual Certificates”).  The Class X Certificates, the Class P Certificates, the Residual Certificates and, if specified in the related term sheet, certain classes of Class B Certificates are referred to as the “Physical Certificates.”

The Class P Certificates will be entitled to all prepayment penalties received on the mortgage loans.  The Class X Certificates will be issued without a principal amount or interest rate, and will be entitled only to such amounts as are described in the related term sheet and in the related pooling and servicing agreement.

Distributions on the certificates will be made on the 25th day of each month or, if such 25th day is not a business day, on the next succeeding business day, commencing in the month of the first distribution date specified in the prospectus supplement (each a “distribution date”) to the persons in whose names those certificates are registered as of the related record date.  For any distribution date and each class of offered certificates, the record date is the business day immediately preceding that distribution date so long as the certificates remain in book-entry form and, otherwise, the last business day of the calendar month immediately preceding the applicable distribution date.

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register.  In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance or notional balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities.  The final distribution in retirement of the certificates will be made only upon presentation and surrender of those certificates at the corporate trust office of the trustee.

Book-Entry Registration

The offered certificates, other than the Residual Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates.  Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, referred to as Chase, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

Investors in the DTC registered certificates may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount.  The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates.  No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC.  Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement.  Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.  Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Certificates—Form of Certificates” in the prospectus.

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

•	the depositor, in writing, with the consent of the applicable participants, elects to terminate the book-entry system through DTC; or

•
after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate Class Principal Balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates.  After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Determination of LIBOR

With respect to each distribution date and the LIBOR Certificates, one-month LIBOR will equal the Interbank offered rate for one-month United States dollar deposits in the London market as quoted on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on the second LIBOR business day prior to the first day of the related Accrual Period (each, a “LIBOR Determination Date”), as further described in the prospectus under “Description of the Certificates—Determination of LIBOR.”.  For the purpose of calculating one-month LIBOR, LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York, in the city of London, England and in any other State as described in the prospectus supplement are required or authorized by law to be closed.

With respect to each Swap Payment Date and the Swap Agreement, one-month LIBOR will be determined in accordance with the definition of “USD-LIBOR-BBA” set forth in the Annex to the 2000 ISDA Definitions.

Accounts

On or prior to the related closing date, each servicer will establish and maintain or cause to be established and maintained a collection account.  On or prior to the related closing date, the trustee will establish the certificate account.  The following table sets forth certain information with respect to the accounts of the trust, as applicable:

Trust Account:	Responsible Party:	Investments; Application of any Investment Earnings:
Collection Account	Servicers
Investments will be made at the direction of the related servicer.  Any net investment earnings will be paid to the related servicer as additional compensation and will not be available for distribution to certificateholders.

Certificate Account	Trustee
Investments will be made at the direction of the trustee.  Any net investment earnings will be paid to the trustee as additional compensation and will not be available for distribution to certificateholders.

Prefunding Account	Depositor	Investments will be made at the direction of the depositor. Any net investment earnings will be remitted to the depositor and will not be available for distribution to certificateholders.
Capitalized Interest Account	Depositor	Investments will be made at the direction of the depositor. Any net investment earnings will be remitted to the depositor and will not be available for distribution to certificateholders.
Basis Risk Reserve Fund	Trustee
Unless otherwise specified in the related pooling and servicing agreement, investments will be made at the direction of the Class X certificateholder.  Any net investment earnings will be distributed to the Class X Certificates.

Supplemental Interest Trust Account	Trustee
Unless otherwise specified in the related pooling and servicing agreement, investments will be made at the direction of the Class X certificateholder.  Any net investment earnings will be distributed to the certificateholders in the priority described under “—The Swap Agreement” below.

If funds deposited in any accounts, other than the basis risk reserve fund and the Supplemental Interest Account, are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by such responsible party out of its own funds, without any right of reimbursement therefor.  A trustee shall not be responsible for losses incurred on any investments of funds on deposit in the basis risk reserve fund or the Supplemental Interest Account.

Prefunding Account

On the related closing date, the depositor may deposit cash (the “Prefunding Account Deposit”) into a Prefunding Account.  The Prefunding Account Deposit will be available for the purchase of additional mortgage loans.  All mortgage loans purchased by the trust through application of amounts on deposit in the Prefunding Account will be referred to as the subsequent mortgage loans.  The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any initial mortgage loan removed from the mortgage pool prior to the related closing date.  During the Prefunding Period, the amount on deposit in the Prefunding Account will be allocated for purchase of subsequent mortgage loans from the depositor in accordance with the applicable provisions of the pooling and servicing agreement.  Subsequent mortgage loans purchased by the trust and added to the trust on any date during the Prefunding Period, a subsequent transfer date, must satisfy the criteria set forth in the related pooling and servicing agreement.  On the first distribution date following the end of the Prefunding Period, any remaining amounts in the Prefunding Account in respect of a loan group will be applied to reduce the Class Principal Balance of the related classes of Class A Certificates (other than the Class A-IO-S Certificates), as applicable.  Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the Prefunding Account Deposit and it is not anticipated that there will be any material principal payments from amounts remaining on deposit in the Prefunding Account, no assurance can be given that such a distribution will not occur.  In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount of the Prefunding Account Deposit.  Amounts on deposit in the Prefunding Account will be invested in permitted investments as defined in each pooling and servicing agreement.  Such permitted investments are required to mature no later than the business day prior to a subsequent transfer date and, in any case, no later than the business day prior to the first distribution date following the end of the Prefunding Period.  All interest and any other investment earnings on amounts on deposit in the Prefunding Account will be distributed to the depositor on the first distribution date following the end of the Prefunding Period.  The Prefunding Account will not be included as an asset of any REMIC created pursuant to the  related pooling and servicing agreement.

Capitalized Interest Account

On the closing date and if required pursuant to the related pooling and servicing agreement, the depositor will deposit cash into the capitalized interest account.  The amount on deposit in the capitalized interest account will be specifically allocated to cover shortfalls in interest on each class of offered certificates that may arise as a result of the utilization of the Prefunding Account for the purchase by the trust of subsequent mortgage loans after the closing date.  Any amounts remaining in the capitalized interest account (including investment earnings) and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the capitalized interest account will be invested in permitted investments.  All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the pooling and servicing agreement.  The capitalized interest account will not be included as an asset of any REMIC created pursuant to the related pooling and servicing agreement.

Flow of Funds

The following table sets forth the flow of funds from collections of payments on the mortgage loans, the deposit of such funds into the accounts and the payments of such funds to the certificateholders.

Collection Period: The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.
Payments due during the related Collection Period from borrowers will be deposited in each servicer’s collection account as received and will include scheduled principal payments due during the related Collection Period and interest accrued on the ending scheduled balance from the prior Collection Period.

Prepayment Period for  full prepayments received from mortgage loans: the fifteenth day of the calendar month preceding the month in which such distribution date occurs through the fourteenth day of the month in which such distribution date occurs.  If the Prepayment Periods for full prepayments received on mortgage loans serviced by certain servicers is different than the Prepayment Period described above, such Prepayment Period will be disclosed in the prospectus supplement.

Prepayments in full received during the related prepayment period will be deposited into the applicable servicer’s collection account for remittance to the trustee on the servicer remittance date.
Prepayment Period for partial prepayments received from mortgage loans: the calendar month immediately preceding the distribution date.
Partial principal prepayments received by any servicer during the related prepayment period will be deposited into the applicable servicer’s collection account for remittance to the trustee on the servicer remittance date.

Servicer Remittance Date: two business days prior to each distribution date.
Each servicer will remit its applicable portion of the Principal Remittance Amount and Interest Remittance Amount for the subsequent distribution date to the trustee for deposit into the certificate account on or prior the servicer remittance date.

Record Date: for the offered certificates, other than the residual certificates, the business day immediately before the related distribution date; for the residual certificates, the last business day of the month preceding each distribution date.

In the case of the offered certificates distributions will be made to certificateholders of record as of the related record date.
Any payment received from the Swap Counterparty under the Swap Agreement: one business day immediately before 25th day of each month.
The Swap Counterparty will pay to the trustee for deposit into the Supplemental Interest Account any Net Counterparty Payments or Swap Termination Payments required to be paid by the Swap Counterparty and the trustee will remit any Net Trust Swap Payments or Swap Termination Payments to the Swap Counterparty from amounts on deposit in the Supplemental Interest Account, transferred thereto from the certificate account, in each case under the Swap Agreement.

Distribution Date: the 25th day of each month (or if the 25th day is not a business day, the next business day).	On each distribution date, the trustee will make distributions to certificateholders from amounts on deposit in the certificate account.

Glossary of Terms

Many of the defined terms listed below may apply to multiple loan groups.

Accrual Period—For any class of offered certificates and any distribution date, the period commencing on the immediately preceding distribution date (or, in the case of the first Accrual Period, the closing date) and ending on the day immediately preceding the related distribution date.

Aggregate Collateral Balance—As of any date of determination, will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Prefunding Account.

Aggregate Loan Balance—As of any date of determination, will be equal to the aggregate of the Stated Principal Balance of the mortgage loans, except as otherwise provided herein, as of the last day of the related Collection Period.

Aggregate Loan Group Balance—As of any date of determination and loan group, will be equal to the aggregate Stated Principal Balance of the mortgage loans in that loan group, except as otherwise provided herein, as of the last day of the related collection period.

Aggregate Loan Group Collateral Balance—As of any date of determination and loan group, will be equal to applicable Aggregate Loan Group Balance plus the amount, if any, then on deposit in the Prefunding Account related to that loan group.

Basis Risk Shortfall—For any class of LIBOR Certificates, and any distribution date, the sum of

(1)
the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) one-month LIBOR plus the applicable certificate margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable distribution date,

(2)	any Basis Risk Shortfall remaining unpaid from prior distribution dates, and

(3)
interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the lesser of (x) one-month LIBOR plus the applicable certificate margin and (y) the Maximum Interest Rate.

B Principal Payment Amount—For any class of Class B Certificates, is as set forth in the term sheet to which this term sheet supplement relates.

Capitalization Reimbursement Amount—For any distribution date, the aggregate of the amounts added to the Stated Principal Balances of the mortgage loans during the preceding calendar month representing reimbursements to a servicer on or prior to such distribution date in connection with the modification of such mortgage loans.

Carryforward Interest—For any class of offered certificates, and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Class Principal Balance—For any class of certificates, as of any date of determination, an amount equal to the initial principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

•	all amounts previously distributed to holders of certificates of that class as payments of principal; and

•	in the case of any class of subordinate certificates, any reductions to the Class Principal Balance thereof due to Realized Losses.

provided, however, that the Class Principal Balance of the subordinate certificates (including any such class of subordinate certificates for which the Class Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the Recoveries received in respect of any distribution date, in order of seniority, beginning with the Class M Certificates, up to the amount of the Deferred Amount for that class.

Collection Period—For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

Current Interest—For any class of offered certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by excess interest.

Deferred Amount—For any class of subordinate certificates and distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the Class Principal Balance thereof due to Recoveries.

Delinquency Rate—For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month, in each case after giving effect to any modification to the principal balance of any mortgage loan; provided that any mortgage loan that is modified by the related servicer shall be treated as delinquent until the related mortgagor has made 12 consecutive payments after such modification.

Group Allocation Amount—For any distribution date and each loan group, the product of the Senior Principal Payment Amount for that distribution date and a fraction the numerator of which is the Principal Remittance Amount derived from the applicable loan group and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group Excess Interest Amount—For any distribution date and each loan group, the product of the amount of Monthly Excess Interest required to be distributed on that distribution date pursuant to subclause (1)(A) of the Monthly Excess Cashflow waterfall and a fraction the numerator of which is the Principal Remittance Amount derived from the related loan group and the denominator of which is the Principal Remittance Amount, in each case for that distribution date.  For purposes of this definition, the Principal Remittance Amount will be calculated net of subclause (6) in the definition thereof.

Group Senior Net Funds Cap—For any distribution date and the Class A Certificates related to a loan group, a per annum rate equal to (1) (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for such loan group on such date and (y) 12, and the denominator of which is the Aggregate Loan Group Collateral Balance of such loan group for the immediately preceding distribution date, less (b) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Net Trust Swap Payment, if any, and any Swap Termination Payment made, if any, pursuant to clause (5) under “—Distributions of Interest” and clauses (I)(i) and (II)(i) under “—Distributions of Principal” for such date and (ii) 12 and the denominator of which is equal to the Aggregate Collateral Balance for the immediately preceding distribution date multiplied by (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Interest Remittance Amount— For any distribution date and loan group, the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans in the related loan group during the related Collection Period, the interest portion of related Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans in the related loan group during the related Prepayment Period, less (x) the servicing fee, excess servicing fee and mortgage insurance premiums with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the applicable servicer or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the applicable servicer with respect to the related mortgage loans and distribution date, (3) the portion of any Substitution Amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that distribution date allocable to interest, (4) all Net Liquidation Proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) and Recoveries, if any, collected with respect to the mortgage loans during the prior calendar month, to the extent allocable to interest and (5) any amounts withdrawn from the capitalized interest account for that loan group and distribution date.

Interest Shortfall—For any distribution date is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related net mortgage rate) on mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

LIBOR Certificates—As defined in the term sheet to which this term sheet supplement relates.

Liquidated Mortgage Loan—A defaulted mortgage loan as to which the servicer has determined that all amounts that it expects to recover in respect of such mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

Maximum Interest Rate—For the Class A Certificates (other than the Class A-IO-S Certificates) and the Residual Certificates and any distribution date, an annual rate equal to (a) the weighted average of (i) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in the related loan group and (ii) the weighted average Net Mortgage Rate of the fixed-rate mortgage loans in the related loan group, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.  For the Class M Certificates and Class B Certificates and any distribution date, an annual rate equal to (a) the weighted average of (x) the weighted average maximum mortgage rate minus the weighted average Expense Fee rate of the adjustable-rate mortgage loans in all loan groups and the (y) weighted average Net Mortgage Rate of the fixed-rate mortgage loans in all loan groups, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

M Principal Payment Amount—For any class of Class M Certificates, is as set forth in the term sheet to which this term sheet supplement relates.

Monthly Excess Cashflow—For any distribution date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date, plus any amounts applied pursuant to the applicable clauses under “—Distributions of Principal” below.

Most Senior Enhancement Percentage— For any distribution date and any class of certificates, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Certificates which are lower in payment priority than such class of certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Collateral Balance as of the first day of the related Collection Period.

Net Cumulative Realized Loss Amount—For any distribution date, cumulative Realized Losses incurred on the mortgage loans from the Cut-off Date through the end of the prior calendar month less the amount of payments made to the Principal Remittance Amount from the Supplemental Interest Trust on all prior distribution dates, as described herein under “—The Swap Agreement.”

Net Funds Cap—The applicable Group or the Subordinate Net Funds Cap, as applicable.

Net Liquidation Proceeds—All amounts, net of (1) unreimbursed, reasonable out-of-pocket expenses, (2) unreimbursed Advances and (3) Recoveries, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate—As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee rate.

Net Trust Swap Payment—As defined herein under “—The Swap Agreement.”

Optimal Interest Remittance Amount—For any distribution date and loan group, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans in the related loan group as of the first day of the related Collection Period divided by (y) 12 and (2) the applicable Aggregate Loan Group Collateral Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount for that loan group which did not arise as a result of a default or delinquency of the mortgage loans or were not taken into account in computing the Expense Fee rate.

Overcollateralization Amount—For any distribution date will be equal to the amount, if any, by which (x) the Aggregate Collateral Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the offered certificates and the Class P Certificates after giving effect to payments on such distribution date.

Overcollateralization Deficiency—For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

Overcollateralization Release Amount—For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Payahead—Any Scheduled Payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Prepayment Interest Excess—As to any mortgage loan, distribution date and principal prepayment in full during the portion of the related Prepayment Period occurring from the first day through the fourteenth day of the calendar month in which such distribution date occurs, an amount equal to interest (to the extent received) at the applicable mortgage rate (giving effect to any applicable reductions under the Relief Act), as reduced by the related servicing fee rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such distribution date occurs and ending on the date on which such principal prepayment is so applied; provided that Prepayment Interest Excess shall only exist with respect to any mortgage loan and any distribution date if the related principal prepayment in full is deposited by the applicable servicer in the related collection account in the same month as such principal prepayment in full is made, to be included with distributions on such distribution date.

Prepayment Period—For any distribution date and any principal prepayment in full received on a mortgage loan, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the initial cut-off date) through the fourteenth day of the month in which that distribution date occurs. For any distribution date and any partial principal prepayment received on a mortgage loan, the calendar month preceding that distribution date.

Principal Payment Amount—For any distribution date will be equal to the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount—For any distribution date will be equal to (A) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related Prepayment Period, (3) the outstanding principal balance of each mortgage loan that was repurchased by the seller or purchased by the special servicer or a servicer during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal, (5) all Net Liquidation Proceeds (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and Recoveries, if any, collected with respect to the mortgage loans during the prior calendar month, to the extent allocable to principal, (6) amounts withdrawn from the Supplemental Interest Trust to cover the Net Cumulative Realized Loss Amount, as described herein under “—The Swap Agreement” and (7) with respect to the first distribution date immediately following the end of the Prefunding Period, the amount remaining in the Prefunding Account at the end of the Prefunding Period in respect of that loan group less (B) the Capitalization Reimbursement Amount for such distribution date.

Recovery—With respect to any distribution date and any Liquidated Mortgage Loan, and after any Net Liquidation Proceeds have been collected, an amount received during the calendar month prior to that distribution date in respect of such mortgage loan which has previously been allocated as a Realized Loss to a class or classes of certificates.

Rolling Three Month Delinquency Rate—For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

Scheduled Payment—For any mortgage loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related mortgage note.

Senior Enhancement Percentage—For any distribution date, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M Certificates and Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Collateral Balance as of the last day of the related Collection Period.

Senior Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such distribution date, will be the amount, if any, by which (x) the Class Principal Balance of the senior certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) a percentage and (ii) the Aggregate Collateral Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the initial cut-off date (including amounts on deposit in the Prefunding Account as of the closing date).

Stated Principal Balance—For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, increased by the portion of any Capitalization Reimbursement Amount allocable to such mortgage loan and reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Stepdown Date—The date occurring on the earlier of (1) the first distribution date following the distribution date on which the aggregate Class Principal Balance of the Class A Certificates is reduced to zero and (2) the later of (x) the distribution date specified in the term sheet to which this term sheet supplement relates and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans during the related Collection Period but before giving effect to payments on the Certificates on such distribution date) is greater than or equal to the percentage specified in the term sheet to which this term sheet supplement relates.

Subordinate Group Balance—For any distribution date and each loan group will be the Aggregate Loan Group Collateral Balance for the mortgage loans related to such loan group less the aggregate Class Principal Balance of the Class A Certificates and Residual Certificates related to such loan group.

Subordinate Net Funds Cap—For any distribution date and the Class M Certificates and the Class B Certificates, will be a per annum rate equal to a weighted average of the Group Senior Net Funds Caps for such distribution date, weighted on the basis of the Subordinate Group Balance for each loan group.

Substitution Amount—The amount, if any, by which the Stated Principal Balance of a mortgage loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute mortgage loan or mortgage loans, plus unpaid interest accrued thereon.

Swap Notional Amount—For any Swap Payment Date, the amount set forth in the term sheet to which this term sheet supplement relates.

Targeted Overcollateralization Amount—For any distribution date prior to the Stepdown Date, the percentage set forth in the term sheet to which this term sheet supplement relates; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) the percentage set forth in the term sheet to which this term sheet supplement relates or (b) 0.50% of the Aggregate Collateral Balance as of the initial cut-off date (including amounts on deposit in the Prefunding Account, if any, as of the closing date); with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

Trigger Event—For any distribution date, as set forth in the term sheet to which this term sheet supplement relates.

Distributions of Interest

The pass-through rate for each of the LIBOR Certificates for each distribution date is a per annum rate equal to the lesser of (i) the sum of the one-month LIBOR for that distribution date plus the related certificate margin and (ii) the applicable Net Funds Cap.

The certificate margins for the LIBOR Certificates will be set forth in the applicable prospectus supplement.

The amount of interest payable on each distribution date in respect of each class of LIBOR Certificates will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date.  Interest will accrue on each class of LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of LIBOR Certificates, such class will be entitled to receive the amount of any Basis Risk Shortfall from Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (the “Basis Risk Reserve Fund”).  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit specified in the related prospectus supplement and amounts paid in respect of Basis Risk Shortfalls to the offered certificates that would otherwise be paid on the Class X Certificates.  Prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or to amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “—Credit Enhancement—Overcollateralization” on such distribution date, the Class A Certificates (other than the Class A-IO-S Certificates) and the subordinate certificates will be entitled to receive the amount of any Basis Risk Shortfall from available amounts in the Supplemental Interest Trust.

On each distribution date or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent such payments are available to be made on the related distribution date), the Interest Remittance Amount for all of the loan groups for such date will be paid in the following order of priority:

(1)	From the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the trustee, the trustee fee for such date;

(2)
from the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Credit Risk Manager, the Credit Risk Manager fee for such distribution date;

(3)
from the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the trustee, any trustee fee remaining unpaid after giving effect to clause (1);

(4)
from the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Credit Risk Manager, any Credit Risk Manager fee remaining unpaid after giving effect to clause (2);

(5)
from the Interest Remittance Amount for all loan groups, pro rata, based on the Interest Remittance Amount for each loan group on such Swap Payment Date, to the Supplemental Interest Trust, any Net Trust Swap Payment or Swap Termination Payment (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) owed to the Swap Counterparty;

(6)
from the Interest Remittance Amount for all loan groups, to the senior certificates (other than the Class A-IO-S Certificates), pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such distribution date, applied in accordance with the allocation rules set forth below;

(7)
first, from the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Class M Certificates, in ascending numerical order, Current Interest and any Carryforward Interest for such class and such distribution date;

(8)
first, from the Interest Remittance Amount for the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Class B Certificates, in ascending numerical order, Current Interest and any Carryforward Interest for such class and such distribution date; and

(9)
for application as part of Monthly Excess Cashflow for such distribution date, as described under  “—Credit Enhancement—Overcollateralization” below, any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (8) above (such amount, “Monthly Excess Interest”) for such distribution date.

The Interest Remittance Amount for all of the loan groups distributed pursuant to clause (6) above will be applied to the senior certificates as follows:

•
amounts distributed to the Class A Certificates and Residual Certificates related to any loan group will reduce the Interest Remittance Amount for that loan group before any reduction to the Interest Remittance Amount for the other loan group or groups in respect of such distribution.

The Swap Agreement

If the trust includes a swap agreement, a separate trust will be created under the pooling and servicing agreement (the “Supplemental Interest Trust”) which will hold a swap agreement (the “Swap Agreement“) documented by a 1992 ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule, Confirmation and Credit Support Annex between the trustee, on behalf of the Supplemental Interest Trust and the Swap Counterparty, for the benefit of the Certificates.

Under the Swap Agreement, on each Swap Payment Date (as defined below) beginning on the date specified in the term sheet to which this term sheet supplement relates and until the Swap Payment Date occurring on the date specified in the term sheet to which this term sheet supplement relates, (1) the trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty, from amounts available therefor under the pooling and servicing agreement, an amount equal to the product of (a) 1/12, (b) a percentage and (c) the applicable Swap Notional Amount (the “Trust Swap Payment”) and (2) the Swap Counterparty will be obligated to pay to the trustee, on behalf of the Supplemental Interest Trust, an amount equal to the product of (a) one-month LIBOR (as determined pursuant to the Swap Agreement in accordance with the definition of “USD-LIBOR-BBA” set forth in the Annex to the 2000 ISDA Definitions.), (b) a fraction, the numerator of which is the actual number of days elapsed in the related Calculation Period (as defined below) and the denominator of which is 360 and (c) the applicable Swap Notional Amount (the “Counterparty Payment”).  Payments under the Swap Agreement will be made on a net basis.  The excess, if any, of a Trust Swap Payment over a Counterparty Payment in connection with any Swap Payment Date is referred to herein as a “Net Trust Swap Payment.”  The excess, if any, of a Counterparty Payment over a Trust Swap Payment in connection with any Swap Payment Date is referred to herein as a “Net Counterparty Payment.”

A “Swap Payment Date” means one business day (as defined in the Swap Agreement) prior to the 25th day of each month beginning on the date specified in the term sheet to which this term sheet supplement relates.  The “Swap Termination Date“ will be the date specified in the term sheet to which this term sheet supplement relates.

With respect to each of the Supplemental Interest Trust and the Swap Counterparty, the “Calculation Period” will be set forth in the Confirmation relating to the Swap Agreement.

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date“ (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to any transaction under the Swap Agreement.

“Swap Default” means the occurrence of a Swap Event of Default, a Termination Event with respect to the Swap Agreement or an Additional Termination Event with respect to the Swap Agreement.

“Events of Default“ under the Swap Agreement (each a “Swap Event of Default”) include the following standard events of default as described in Sections 5(a)(i), 5(a)(ii), 5(a)(iv), 5(a)(vi), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”

•	“Bankruptcy,” provided that certain clauses thereof shall not apply or shall be modified in respect of the Supplemental Interest Trust,

•	“Merger without Assumption” (but only with respect to the Swap Counterparty),

•	“Breach of Agreement” (but only with respect to the Swap Counterparty),

•
“Credit Support Default” (but only with respect to the Swap Counterparty, unless the Swap Counterparty has posted collateral under the Credit Support Annex, in which case Section 5(a)(iii)(1) of the ISDA Master Agreement will apply to the Supplemental Interest Trust),

•	“Misrepresentation” (but only with respect to the Swap Counterparty),

•	“Cross Default” (but only with respect to the Swap Counterparty)

“Termination Events“ under the Swap Agreement (each a “Termination Event”) include the following standard termination events as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement);

•
“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes due to a change in tax law); and

•
“Tax Event Upon Merger” (which generally relates to the Swap Counterparty making a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

In addition, there are “Additional Termination Events“

(a)           relating to the Supplemental Interest Trust, as specified in the Swap Agreement; and

(b)           relating to the Swap Counterparty’s ratings whereby, if the ratings of the debt obligations of the Swap Counterparty fall below the levels specified in the Swap Agreement and the Swap Counterparty fails, at its cost, and only to the extent the applicable Certificates are rated by the relevant Rating Agency, to perform one or more actions within the time and subject to any conditions specified in the Swap Agreement, as specified in the related Swap Agreement.

If the credit ratings of the Swap Counterparty, to the extent the relevant Rating Agency is rating the applicable Certificates, are downgraded to (i) a long-term rating level at or below “BB+” or a short-term rating level at or below “B”, each by S&P (or S&P withdraws its rating), (ii) a long-term rating level at or below “Baa1” or a short-term rating level at or below “P-3”, each by Moody’s (or such rating is withdrawn) or (iii) a long-term rating level below “BBB+” or a short-term rating level  below “F-2”, each by Fitch, then the Swap Counterparty must seek to replace itself with a substitute swap counterparty and may in certain circumstances be required to post collateral while such swap counterparty is being found, or in certain circumstances obtain an eligible guarantee of the Swap Counterparty’s obligations under the Swap Agreement.  Failure to comply with the rating downgrade provisions set out in the Swap Agreement may constitute an Additional Termination Event in respect of the Swap Counterparty.

Upon any Swap Default, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment“) to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust and the Swap Counterparty under the remaining scheduled term of the Swap Agreement.  In the event that the trustee, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Swap Payment Date, and on any subsequent Swap Payment Dates until paid in full, in accordance with the priorities set forth under “—Distributions of Interest”, “—Distributions of Principal” and “—Credit Enhancement—Overcollateralization”.

In addition, the Swap Counterparty may (except in the case of a transfer pursuant to the rating downgrade provisions discussed above), subject to acknowledgement by each of the Rating Agencies that the rating of the relevant certificate will not be downgraded or withdraw, assign its obligations under the Swap Agreement (i) with the prior written consent of the trustee, on behalf of the Supplemental Interest Trust, to an unaffiliated party or (ii) without the prior written consent of the trustee, on behalf of the Supplemental Interest Trust, to an affiliated party, that either has at least equivalent credit ratings as the Swap Counterparty Rating Requirements or has furnished a guarantee, subject to approval by S&P, of its obligations under the Swap Agreement from a guarantor with at least equivalent credit ratings as the Guarantor Rating Requirements.

Any Net Trust Swap Payment deposited to the Supplemental Interest Trust by the trustee will be distributed to the Swap Counterparty.  To the extent that a Swap Termination Payment is made by the Swap Counterparty to the Supplemental Interest Trust, such specific amount shall be used to make any upfront payment required under a replacement swap agreement and to the extent that any payments are received from a replacement swap counterparty as payment by such replacement swap counterparty to enter into a replacement transaction(s), such specific amounts shall be used to pay directly any termination payments owing to the Swap Counterparty that is being replaced.

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained within 30 days after receipt by the trustee of the Swap Termination Payment paid by the original Swap Counterparty, the trustee will deposit such Swap Termination Payment into the Supplemental Interest Trust and will, on each distribution date, withdraw from the Supplemental Interest Trust an amount equal to the Net Counterparty Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in the priority set forth below.

Any Net Counterparty Payment deposited to the Supplemental Interest Trust by the Swap Counterparty will be distributed on the related distribution date as follows:

(i)           to the senior certificates (other than the Class A-IO-S Certificates), pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and distribution date, after giving effect to distributions of such amounts as described under “—Distributions of Interest.”

(ii)           to the Class M Certificates, in ascending numerical order, and then to the Class B Certificates, in ascending numerical order, Current Interest and any Carryforward Interest for such Class and distribution date, after giving effect to distributions of such amounts as described under “—Distributions of Interest.”

(iii)           to the Principal Remittance Amount, the Net Cumulative Realized Loss Amount on such distribution date.

(iv)           to the Class M Certificates, in ascending numerical order, and then to the Class B Certificates, in ascending numerical order, any applicable Deferred Amounts, with interest thereon at the applicable pass-through rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described hereunder under “—Credit Enhancement—Overcollateralization” on such distribution date;

(v)           to the LIBOR Certificates, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “—Credit Enhancement—Overcollateralization” on such distribution date; and

(vi)           to the Class X Certificates, any remaining amounts.

Payments from the Supplemental Interest Trust to pay Basis Risk Shortfalls to the LIBOR Certificates will be made in the order in which Basis Risk Shortfalls are paid from Monthly Excess Cashflow, as described herein under “—Credit Enhancement—Overcollateralization” on such distribution date.

On the related closing date, the Supplemental Interest Trust or the Swap Counterparty may make a payment to the other party to account for changes in market conditions between the time that the terms of the Swap Agreement were determined for the purpose of structuring and marketing the certificates and the time that the Swap Agreement price was determined.  Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty will be paid by the depositor and will not diminish the value of the trust assets.  Any payment required to be made by the Swap Counterparty to the Supplemental Interest Trust will be distributed by the Supplemental Interest Trust to the depositor and will not be available for distribution to certificateholders.

Distributions of Principal

Distributions of principal on the senior certificates (other than the Class A-IO-S Certificates) will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below.  Distributions of principal on the Class M Certificates and Class B Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the senior certificates.

The Principal Payment Amount will be paid on each distribution date, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent such payments are available to be made on the related distribution date), as follows:

I.
On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred and is continuing, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date, the Principal Payment Amount will be paid in the following order of priority:

(i)    first from the Principal Remittance Amount derived from the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Supplemental Interest Trust any unpaid Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

(ii)           from the Principal Remittance Amount derived from any loan group, sequentially, first to (w) the Residual Certificates, if the Residual Certificates are related to such loan group, until the Class Principal Balance thereof is reduced to zero, second (x) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, if the Class P Certificates are related to such loan group, until the Class Principal Balance is reduced to zero, third to (y) the Class A Certificates related to such loan group, until the Class Principal Balance thereof is reduced to zero, and then to (z) the Class A Certificates related to any other loan group or groups, in the order specified in the term sheet to which this term sheet supplement relates, until the respective Class Principal Balance of such class is reduced to zero;

(iii) to the Class M Certificates, in ascending numerical order, until the Class Principal Balance of such class has been reduced to zero;

(iv) to the Class B Certificates, in ascending numerical order, until the Class Principal Balance of such class has been reduced to zero;

(v)           for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iv) above.

II.
On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred or is not continuing, or, in the case of payments to the Supplemental Interest Trust, on each Swap Payment Date (to the extent such payments are available to be made on the related distribution date), the Principal Payment Amount for such date will be paid in the following order of priority:

(i)           first from the Principal Remittance Amount derived from the loan group or groups specified in the term sheet to which this term sheet supplement relates, to the Supplemental Interest Trust any unpaid Swap Termination Payment owed to the Swap Counterparty (unless the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement));

(ii)           from the Principal Remittance Amount derived from any loan group, sequentially, first to (x) the Class A Certificates related to such loan group, in the order specified in the term sheet to which this term sheet supplement relates, until the respective Class Principal Balance of such class is reduced to zero, second (y) on the first distribution date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, if the Class P Certificates relate to such loan group, until the Class Principal Balance is reduced to zero and third to (z) the Class A Certificates related to any other loan group or groups, until the Class Principal Balance thereof is reduced to zero, the Group Allocation Amount related to such loan group and the component of the Principal Remittance Amount representing payments under the Swap Agreement to cover Realized Losses on the related mortgage loans;

(iii)           to the Class M Certificates, in ascending numerical order, the applicable M Principal Payment Amount for such class and for such distribution date, until the Class Principal Balance of such class has been reduced to zero;

(iv)           to the Class B Certificates, in ascending numerical order, the applicable B Principal Payment Amount for such class and for such distribution date, until the Class Principal Balance of such class has been reduced to zero; and

(v)           for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iv) above.

Credit Enhancement

Credit enhancement for the offered certificates consists of the subordination of the subordinate certificates, the priority of application of Realized Losses, overcollateralization and amounts available under the Swap Agreement to cover certain Realized Losses on the mortgage loans.

Subordination.  The rights of holders of the subordinate certificates to receive payments with respect to the mortgage loans will be subordinated to such rights of holders of each class of offered certificates having a higher priority of payment.  This subordination is intended to enhance the likelihood of regular receipt by holders of offered certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the mortgage loans.

The limited protection afforded to holders of classes of certificates with a higher priority of payment by means of the subordination of certain classes of certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes of certificates with a higher priority of payment to receive distributions of interest and principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses.  If a mortgage loan becomes a Liquidated Mortgage Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such mortgage loan.  The amount of such insufficiency is a “Realized Loss.”  If a mortgage loan is modified, the amount, if any, by which the principal balance of such mortgage loan has been reduced as a result of such modification will also constitute a Realized Loss.  Realized Losses on mortgage loans will have the effect of reducing amounts payable in respect of the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).

If on any distribution date, after giving effect to all Realized Losses incurred with respect to mortgage loans during the Collection Period for such distribution date and payments of principal on such distribution date, the aggregate Class Principal Balance of the certificates exceeds the Aggregate Collateral Balance for such distribution date (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of the Class Principal Balance of first, the Class B Certificates, in descending numerical order, until the Class Principal Balance of each such class has been reduced to zero; and second, the Class M Certificates, in descending numerical order, until the Class Principal Balance of each such class has been reduced to zero.  The Class Principal Balance of the Class A Certificates will not be reduced by the allocation of Applied Loss Amounts.

Holders of subordinate certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow and amounts paid under the Swap Agreement, each as described below.

Swap Agreement.  In certain circumstances, payments made to the Supplemental Interest Trust under the Swap Agreement may be available to cover certain Realized Losses on the mortgage loans, as described herein under “—The Swap Agreement.”

Overcollateralization.  As of the related closing date, the Aggregate Collateral Balance as of the initial cut-off date will exceed the aggregate outstanding Class Principal Balance of the LIBOR Certificates and the Class P Certificates in an amount equal to a percentage as set forth in the term sheet to which this term sheet supplement relates.  This feature is referred to as overcollateralization.  The weighted average net mortgage rate of the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the certificates plus certain expenses of the trust, thus generating excess interest collections.  This Monthly Excess Interest will be available on each distribution date to maintain the required level of overcollateralization.  Such application of interest collections as payments of principal will cause the aggregate Class Principal Balance of the certificates to amortize more rapidly than the Aggregate Loan Balance.  However, Realized Losses will reduce overcollateralization, and Monthly Excess Interest may not be sufficient to maintain the required level of overcollateralization, resulting in an Overcollateralization Deficiency.

In addition, to the extent that a Trigger Event has not occurred and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the certificates, but will instead, be applied as described below.

On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority, provided, however, the distributions, if any, made pursuant to subclause (8) will be made on the Swap Payment Date to the extent such distributions would be made on such distribution date:

(1)
(A) until the aggregate Class Principal Balance of the LIBOR Certificates and the Class P Certificates equals the Aggregate Collateral Balance for such distribution date minus the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred or is continuing, to the extent of Monthly Excess Interest for such distribution date, to the LIBOR Certificates, in the following order of priority:

(a)  to the extent of the Monthly Excess Interest derived from any loan group, sequentially, first to (x) the Class A Certificates related to such loan group, until the Class Principal Balance thereof is reduced to zero, and then to (y) the Class A Certificates related to any other loan group or groups, in the order specified in the term sheet to which this term sheet supplement relates, until the respective Class Principal Balance of such class is reduced to zero, the Group Excess Interest Amount related to such loan group;

(b) to the Class M Certificates, in ascending numerical order, until the Class Principal Balance of each such class has been reduced to zero;

(c) to the Class B Certificates, in ascending numerical order, until the Class Principal Balance of each such class has been reduced to zero; and

(B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred or is not continuing, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under “—Distributions of Principal,” after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(2)	to the Class M Certificates, in ascending numerical order, any Deferred Amount with interest thereon at the pass-through rate for such class;

(3)	to the Class B Certificates, in ascending numerical order, any Deferred Amount with interest thereon at the pass-through rate for such class;

(4)	to the Class A Certificates (other than the Class A-IO-S Certificates), pro rata based on amounts due, any applicable Basis Risk Shortfall for each such class;

(5)	to the Class M Certificates, in ascending numerical order, any applicable Basis Risk Shortfall for such class;

(6)	to the Class B Certificates, in ascending numerical order, any applicable Basis Risk Shortfall for such class;

(7)	to the Basis Risk Reserve Fund, any amount required to be paid thereto;

(8)
to the Supplemental Interest Trust, any Swap Termination Payment (if the Swap Counterparty is the Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) owed to the Swap Counterparty;

(9)	to the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

(10)	to the Residual Certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the Residual Certificates under this clause (10).

Distributions pursuant to subclauses (2) and (3) on any distribution date will be made after giving effect to withdrawals from the Supplemental Interest Trust to pay Deferred Amounts on such date.  Distributions pursuant to subclauses (4) through (6) on any distribution date will be made after giving effect to withdrawals from the Supplemental Interest Trust to pay Basis Risk Shortfalls to the offered certificates on such date.

Optional Termination

On any distribution date on or after which the Aggregate Collateral Balance is less than 10% of the Aggregate Loan Balance as of the initial cut-off date plus amounts on deposit in the Prefunding Account as of the closing date, and certain conditions specified in the pooling and servicing agreement are satisfied, the Terminating Entity may, but is not required to, direct the servicer servicing the largest percentage of the mortgage loans at the time of such optional termination to purchase, on behalf of the Terminating Entity, the mortgage loans, any REO Property and the other assets in the trust for a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the mortgage loans plus accrued interest thereon at the applicable mortgage rate to the date of purchase, (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the depositor at the expense of the depositor and (y) the Stated Principal Balance of the mortgage loan related to any REO Property plus accrued and unpaid interest thereon at the applicable mortgage rate, (iii) any unreimbursed Advances and servicing fees and other amounts payable to the servicers and the trustee and (iv) the amount of any unpaid Swap Termination Payment owed to the Swap Counterparty.

The “Terminating Entity” shall be the entity described in the prospectus supplement.

If such option is exercised, the trust will be terminated effecting an early retirement of the certificates.  There can be no assurance when such option will be exercised.

If the purchase option is exercised with respect to the mortgage loans it will effect an early retirement of the certificates.  Distributions on the certificates relating to any optional termination will be treated as a prepayment of the mortgage loans and paid in accordance with the priorities and amounts set forth above under “Description of the Certificates”.  The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

The Trustee

The Trustee for a series will be U.S. Bank National Association (“U.S. Bank”), unless otherwise identified in the term sheet to which this term sheet supplement relates.

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the pooling and servicing agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007.  As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The trustee shall make each monthly statement available to the certificateholders via the trustee’s internet website at http://www.usbank.com/abs.  Certificateholders with questions may direct them to the trustee’s bondholder services group at (800) 934-6802.

As of March 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 299 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $138,019,100,000.

The trustee’s procedures for performing its duties as required by the pooling and servicing agreement are set forth as follows:

A U.S. Bank analyst (an “Analyst”) will review the relevant executed legal transaction documents for this transaction (collectively, the “Documents”) and program the distribution module of U.S. Bank’s cash-flow modeling system (the “System”) to provide the necessary calculations for this transaction.  The programming will consist of modeling all collection and withdrawal activity that will take place in all of the issuing entity accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.  All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

Prior to the first distribution to the certificateholders, a supervisor for the transaction (the “Supervisor”) will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output.  The Supervisor will also review the content of the certificateholder statements prior to the first distribution date to ensure that all information required by the Documents is present and correct.

The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur.  The Supervisor’s responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholder statement includes all items required to be reported by the Documents.

On a monthly basis, an Analyst will obtain from each servicer a file containing the payment activity for the related collection period on a loan-by-loan basis.  The loan file will be converted to a database format and loaded into the System program.  Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period.  Once the loan data is confirmed with the related servicer, the analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

To the extent U.S. Bank is required by the Documents to re-compute any loan-data elements supplied by the servicers, U.S. Bank will do so based on information received from the underwriter or the related servicer.  U.S. Bank will identify all discrepancies and bring them to the attention of the servicer for resolution.  If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the related servicer.

The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific checklist.  Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor.  The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

In the past three years, U.S. Bank has not made material changes to the policies and procedures of its securities administration services for mortgage-backed securities.  However, U.S. Bank acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of U.S. Bank acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement.  Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution.  Since January 1, 2006, all offices of U.S. Bank have used the procedures set forth above.

The trustee’s duties are limited solely to its express obligations under the pooling and servicing agreement.  For information, with respect to the trustee’s liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the issuing entity, see “The Trust Fund—Certain Matters Regarding the Servicer, the Depositor, the Trustee and the Special Servicer” in the accompanying prospectus.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting under the pooling and servicing agreement or insolvent.  The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the depositor will also be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the depositor or the trust.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the pooling and servicing agreement:

•	expect for the performance of such duties and obligations as are specifically set forth in the pooling and servicing agreement;

•
for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement; or

•
for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling and servicing agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling and servicing agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

Reports to Certificateholders

On each distribution date, the trustee will provide or make available to each holder of a certificate, the Rating Agencies (as specified in the term sheet to which this term sheet supplement relates) and the Swap Counterparty a statement (based solely on information received from the servicers and the Swap Counterparty) setting forth, among other things, the information set forth in the prospectus under “Description of the Certificates—Reports to Securityholders.”  For purposes of the information reported in the monthly statement to certificateholders prepared by the trustee, a mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date.  The determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month.  For example, a mortgage loan due for August 1 that remained unpaid at the close of business on September 30 would then be considered to be 30 to 59 days delinquent in the October trust and static pool reporting.  The trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the trustee’s website.  Assistance in using the website can be obtained by calling the trustee’s customer service desk.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and so indicating.  The trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the trustee shall provide timely and adequate notification to all above parties regarding any such changes.  In addition, the trustee will post on their website on a monthly basis, current loan level data reports about the mortgage loans in the trust fund.  The format of these loan level data reports may be modified, as permitted by the trustee, or they may be discontinued at any time.

Restrictions on Transfer of the Residual Certificates

The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.”  The pooling and servicing agreement will provide that the Residual Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met.

YIELD AND PREPAYMENT CONSIDERATIONS

General

The yields to maturity (or to early termination) on the offered certificates will be affected in varying degrees by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the mortgage loans.  The yields to maturity (or to early termination) on the senior certificates will be most affected by the rate of such principal payments on the mortgage loans in the related loan group.  Such yields will also be affected by the extent to which mortgage loans bearing higher mortgage rates prepay at a more rapid rate than mortgage loans with lower mortgage rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price for the offered certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  A portion of the mortgage loans will be adjustable-rate mortgage loans.  As is the case with fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to “lock in” a lower fixed interest rate.  The mortgage loans that are fixed rate for a certain period of time and then begin to adjust may become subject to higher prepayment rates as these loans near their respective initial adjustment dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments.  However, no assurance can be given as to the level of prepayments that the mortgage loans will experience.  Other factors affecting prepayment of the mortgage loans include such factors as changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  A majority of the mortgage loans have due-on-sale clauses.  The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.

A portion of the mortgage loans may be subject to prepayment penalties during intervals ranging generally from six months to five years following origination.  Such prepayment penalties may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation.  The timing of changes in the rate of prepayments, liquidations and purchases of the related mortgage loans may, and the timing of Realized Losses, will significantly affect the yield on the certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates.  In general, the earlier a prepayment of principal of the related mortgage loans, the greater the effect on the yield on the certificates.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters.  Under the pooling and servicing agreement, the trustee will receive certain representations and warranties relating to the characteristics of the mortgage loans made by the seller. The seller will represent and warrant that as of the closing date, each mortgaged property was free of material damage.  In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the certificateholders, the seller will be required to repurchase the affected mortgage loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, or landslides (or other cause) occurs after the closing date, the seller will not have any such obligation.  In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by flooding and landslides, and flood or landslide insurance may not have been obtained with respect to such mortgaged properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, such proceeds will be used to prepay the related mortgage loans in whole or in part.  Any repurchases or repayments of the mortgage loans may reduce the weighted average lives of the offered certificates and will reduce the yields on such certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the mortgage loans will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans.  The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans.  In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years.

The yields to investors in the offered certificates will be affected by the optional purchase of the mortgage loans, as described under “Description of the Certificates—Optional Termination” herein.

If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated.

The pass-through rates applicable to the LIBOR Certificates will be affected by the level of one-month LIBOR from time to time, and by the mortgage rates of the mortgage loans from time to time as described under “Risk Factors—The yield on your securities may also be affected by changes in the mortgage interest rate, if applicable” in the prospectus.

Principal Prepayments and Compensating Interest

When a mortgagor prepays a mortgage loan in full between its due dates, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  Also, when a prepayment in part is made on a mortgage loan together with the Scheduled Payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount of the prepayment in part as of that due date, but the principal from that mortgage loan is not paid to the holders of certificates until the distribution date in the next month.  As a result, one month of interest shortfall accrues on the amount of such principal prepayment in part.

To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a voluntary prepayment in full on a mortgage loan between its due dates each servicer will pay Compensating Interest to the limited extent and in the manner described under “Fees and Expenses of the Trust—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”

To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a principal prepayment in full, or to the extent that there is an interest deficiency from a prepayment in part on a mortgage loan, such remaining deficiency will be covered by excess interest collections on the mortgage loans.  If excess interest collections are insufficient, each class of certificates will be allocated such shortfall, to the extent of interest due, on a pro rata basis.

Mandatory Prepayment

In the event that at the end of the Prefunding Period there are any remaining amounts on deposit in the Prefunding Account, the holders of the Class A Certificates (other than the Class A-IO-S Certificates) related to the applicable loan group will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the Prefunding Account in respect of the related loan group.  Although there can be no assurance, the depositor anticipates that there should be no material principal payment to the holders of the Class A Certificates due to a lack of subsequent mortgage loans.

Overcollateralization

The yields of the offered certificates will be affected by the application of the Monthly Excess Cashflow as described herein and by the amount of overcollateralization.  The amount of such Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the mortgage loans. There can be no assurance as to whether such overcollateralization will be maintained at the levels described herein.  Monthly Excess Cashflow will be available on each distribution date to create or maintain overcollateralization.

Subordination

The senior certificates are senior to the subordinate certificates.  Each Class of Class M Certificates is senior to the classes of Class M Certificates with higher numerical designations, the Class B Certificates and the Class X Certificates.  Each Class of Class B Certificates is senior to the classes of Class B Certificates with higher numerical designations and the Class X Certificates.  As a result, a class of certificates with a higher payment priority will have a preferential right to receive amounts in respect of interest and principal on any distribution date prior to any class with a lower payment priority.  In addition, Applied Loss Amounts will be allocated among the subordinate certificates, other than the Class X Certificates, in reverse order of priority of payment.  As a result, the yields of the subordinate certificates will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of the senior certificates and classes of subordinate certificates which have a relatively higher priority of payment.

The Pass-Through Rates

The pass-through rate for each class of LIBOR Certificates is subject to a rate cap, as follows:

(a)	for the Class A Certificates related to each loan group, the applicable Group Senior Net Funds Cap; and

(b)	for the Class M Certificates and Class B Certificates, the Subordinate Net Funds Cap.

If the applicable mortgage loans bearing higher mortgage rates were to prepay at rates faster than mortgage loans with lower mortgage rates, the related Net Funds Cap would be lower than otherwise would be the case.  Thus, the effective pass-through rates on the offered certificates will be dependent on the prepayment experience on the mortgage loans.

Although the holders of the LIBOR Certificates will be entitled to receive the related Basis Risk Shortfall to the extent funds are available for that purpose as described and in the priority set forth in the related prospectus supplement, there is no assurance that sufficient funds will be available.  The ratings on the LIBOR Certificates do not address the likelihood of payment of any Basis Risk Shortfall.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses).  The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Thacher Proffitt & Wood llp, counsel to the depositor, has filed with the depositor’s registration statement one or more opinions stating that the discussion in this section, along with the discussion in the prospectus under “Material Federal Income Tax Consequences,” represents counsel’s opinion as to the material federal income tax consequences of investing in the offered certificates.

Assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, a designated portion of the trust will comprise multiple REMICs in a tiered structure.  The Residual Certificates will represent ownership of the residual interest in each REMIC.  Elections will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.  For federal income tax purposes, the Basis Risk Reserve Fund, together with the Supplemental Interest Trust, will be treated as an “outside reserve fund” that is beneficially owned by the Class X Certificateholders.

Tax Treatment of the Regular LIBOR Certificates

For tax information reporting purposes, the trustee will treat each beneficial owner of a LIBOR Certificate other than the Residual Certificates (a “Regular LIBOR Certificate”)  as owning a regular interest in the upper tier REMIC and an interest in a limited recourse interest rate cap contract (the “Cap Contract”).  The REMIC regular interest corresponding to a Regular LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Net Mortgage Rates for all mortgage loans determined by (x) assuming that all amounts in the Prefunding Account are invested in Subsequent Mortgage Loans bearing an interest rate of zero for the first three distribution dates, (y) taking into account any Net Swap Trust Payment and (z) limiting the Swap Notional Amount, for purposes of determining the amount of any Net Swap Trust Payment, to the aggregate principal balance of the mortgage loans.  As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Regular LIBOR Certificate may exceed the actual amount of distributions on the Regular LIBOR Certificate.

Any amount payable on a Regular LIBOR Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Regular LIBOR Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Regular LIBOR Certificate in excess of the amount payable on the Regular LIBOR Certificate will be treated as having been received by the holder of that Regular LIBOR Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of a Regular LIBOR Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC  Regular Certificates” in the prospectus. In addition, each beneficial owner of a Regular LIBOR Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Regular LIBOR Certificate.

Allocations.  A beneficial owner of a Regular LIBOR Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.

For information reporting purposes, pursuant to the pooling and servicing agreement, the trustee will assume that the Cap Contract components will have nominal value or such other value as specified in the pooling and servicing agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Regular LIBOR Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Regular LIBOR Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences—Taxation of Owners of REMIC  Regular Certificates” in the prospectus.

Original Issue Discount.  The REMIC regular interest component of a Regular LIBOR Certificate may be issued with OID. A beneficial owner of a Regular LIBOR Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC  Regular Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Cap Contract Components.  The portion of the overall purchase price of a Regular LIBOR Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Regular LIBOR Certificate.

Any payments made to a beneficial owner of a Regular LIBOR Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Regular LIBOR Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Regular LIBOR Certificate may have income that exceeds cash distributions on the Regular LIBOR Certificate, in any period and over the term of the Regular LIBOR Certificate. As a result, the Regular LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates.  The REMIC regular interest components of Regular LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Regular LIBOR Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Consequences—Classification of REMICs” in the prospectus. The Cap Contract components of the Regular LIBOR Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, a Regular LIBOR Certificate generally will not be a suitable investment for a REMIC.

Taxation of the Residual Certificates

A holder of a Residual Certificate must include the taxable income of each related REMIC in its federal taxable income.  The resulting tax liability of the holder generally will exceed cash distributions to the holder during various periods.  All or a significant portion of the taxable income from a Residual Certificate recognized by a holder generally will be treated as “excess inclusion” income, which, with limited exceptions, is subject to U.S. federal income tax in all events.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

Purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors regarding those consequences.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus.  Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a “noneconomic” residual interest, a “non-significant value” residual interest and a “tax avoidance potential” residual interest.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates,” “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions” and “—Excess Inclusions” in the prospectus.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to cause an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity deemed to hold the plan assets of the foregoing (“Plans”)to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the plan’s acquisition and ownership of those certificates. See “ERISA Considerations” in the prospectus.  Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to an employee benefit plan or other retirement arrangement subject to ERISA and/or to Section 4975 of the Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that section.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the prospectus, subject to the provisions of other applicable federal and state law.  Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

The U.S. Department of Labor has granted to the Underwriter an individual administrative exemption (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by entities that hold investment pools consisting of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption may apply to offered certificates that qualify for the Exemption and that represent fractional undivided interests in a trust comprised of mortgage loans like the mortgage loans in the trust.

On March 20, 2007, the U.S. Department of Labor published Prohibited Transaction Exemption 2007-5 (72 Fed. Reg. 13130, March 20, 2007) which amended, effective April 5, 2006, the Exemption to add DBRS Limited and DBRS, Inc., to the definition of “Rating Agency”.

For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use prefunding accounts and that otherwise meet the requirements of the Exemption.  Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date.  This relief is available only when the prefunding account satisfies certain conditions.

In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Exemption, which offered certificate entitles the holder to receive payments under the swap agreement from the supplemental interest trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the supplemental interest trust, together with the right to receive such payments.

The acquisition, holding and transfer of the offered certificates, excluding the right to receive the payments from the supplemental interest trust, should meet the conditions of the Exemption (other than the those within the control of the investors). However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the offered certificate s without the right to receive payments from the supplemental interest trust during the term of the swap agreement and after the termination of the swap agreement satisfies the terms and conditions of the Exemption. See “ERISA Considerations” in the prospectus. The rating of an offered certificate may change. If the rating of a class of offered certificate s declines below the lowest permitted rating, certificates of that class may no longer be eligible for relief under the Exemption (although a Plan that had purchased a certificate of that class when the certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an offered certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an offered certificate otherwise eligible for the Exemption before the termination of the swap agreement, unless such acquisition or holding is eligible for administrative or statutory exemptive relief.  Administrative relief is exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the offered certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the offered certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries should consult their legal counsel concerning this issue.  Prior to the termination of the swap agreement, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions or the exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the swap agreement, any offered certificate whose rating has fallen to below BBB- (or its equivalent) could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the swap agreement.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the trustee and the servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA and the U.S. Department of Labor regulations issued thereunder regarding the potential application to, and exemption from, the fiduciary and prohibited transaction provisions of ERISA and/or Section 4975 of the Code to such accounts.

Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because certain of the mortgage loans are secured by a second lien on the related mortgaged property.

There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors. See  “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions described in the underwriting agreement between the depositor and Credit Suisse Securities (USA) LLC (an affiliate of the depositor and the sponsor) (the “Underwriter”), the depositor will agree to sell to the Underwriter, and the Underwriter will agree to purchase from the depositor all of the certificates offered in this related prospectus supplement.

The underwriting agreement provides that the obligation of the Underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the SEC.

The distribution of the offered certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale.  The Underwriter may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the offered certificates, the Underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount.  The Underwriter and any dealers that participate with the Underwriter in the distribution of the offered certificates may be deemed to be an underwriter and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the depositor will indemnify the Underwriter, and under limited circumstances, the Underwriter will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity.

LEGAL MATTERS

The validity of the certificates, including material federal income tax consequences relating to the certificates, will be passed on for the depositor by Thacher Proffitt & Wood llp, New York, New York. Thacher Proffitt & Wood llp, New York, New York, will pass on specific legal matters on behalf of the Underwriter.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the sponsor, the depositor or the issuing entity.

RATINGS

It is a condition of the issuance of the offered certificates that they receive ratings not lower than those indicated in the term sheet to which this term sheet supplement relates from the rating agencies indicated in such term sheet (the “Rating Agencies”).

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans.  The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of any Basis Risk Shortfall or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.  The ratings assigned by the Rating Agencies to the Residual Certificates address only the return of the Class Principal Balance and interest on that balance at the pass-through rate.  The ratings assigned by the Rating Agencies to the Class P Certificates address only the return of the Class Principal Balance of the Class P Certificates,

The depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the offered certificates.  However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency.  Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by the Rating Agencies.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  In the event that the ratings initially assigned to any of the offered certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC Seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)
borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

(b)
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC maybe subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.	the trustee or the U.S. withholding agent receives a statement—

(a) from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)	is signed by the beneficial owner under penalties of perjury,

(ii)	certifies that such beneficial owner is not a United States person, and

(iii)	provides the name and address of the beneficial owner, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)
states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the beneficial owner, and

(iv)	attaches the IRS Form W-8BEN (or any successor form) provides by the beneficial owner;

II.           the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.           the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent; or

IV.           the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

I.           provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.           provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.           is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.